                                                         EXHIBIT 2.1

                          MASTER TRANSACTION AGREEMENT

                                  BY AND AMONG

                              MERITAGE CORPORATION,

                           HANCOCK-MTH BUILDERS, INC.,

                         HANCOCK-MTH COMMUNITIES, INC.,

                                HC BUILDERS, INC.

                                       AND

                           HANCOCK COMMUNITIES, L.L.C.


                                Dated May 7, 2001

                          MASTER TRANSACTION AGREEMENT

ARTICLE I.......................................................................................    5
         1.1 Definitions........................................................................    5
ARTICLE II......................................................................................   12
         2.1 Closing............................................................................   12
         2.2 Assets to be Purchased.............................................................   12
         2.3 Assets Not Being Transferred.......................................................   12
         2.4 Liabilities........................................................................   13
         2.5 Purchase Price; Earn-Out; Adjustment; Deposit......................................   14
         2.6 Allocation of Purchase Price.......................................................   18
         2.7 Risk of Loss.......................................................................   18
ARTICLE III.....................................................................................   18
         3.1 Organization and Qualification.....................................................   18
         3.2 Authority Relative to this Agreement...............................................   18
         3.3 Legal Capacity and Authority.......................................................   19
         3.4 No Conflicts.......................................................................   19
         3.5 WARN Act...........................................................................   19
ARTICLE IV......................................................................................   20
         4.1 Organization and Qualification.....................................................   20
         4.2 Authority Relative to this Agreement...............................................   20
         4.3 Legal Capacity and Authority of Sellers............................................   20
         4.4 No Conflicts.......................................................................   20
         4.5 No Consents........................................................................   20
         4.6 Intentionally Omitted..............................................................   20
         4.7 Ownership Interests................................................................   21
         4.8 Financial Statements...............................................................   21
         4.9 Absence of Undisclosed Liabilities.................................................   21
         4.10 No Material Adverse Changes.......................................................   21
         4.11 Absence of Certain Developments...................................................   21
         4.12 Permitted Liens; Good Title to and Condition of Acquired Assets...................   23
         4.13 Legal Descriptions of Real Property..............................................    23
         4.14 Real Property.....................................................................   23
         4.15 Acquired Contracts................................................................   26
         4.16 Warranties........................................................................   28
         4.17 Environmental Matters.............................................................   28
         4.18 Tax Matters.......................................................................   29
         4.19 Restrictions on Business Activities...............................................   31
         4.20 Intellectual Property.............................................................   31
         4.21 Litigation........................................................................   31
         4.22 Employees.........................................................................   31
         4.23 Employee Benefit Plans............................................................   32
         4.24 Insurance.........................................................................   33
         4.25 Affiliate Transactions............................................................   33
         4.26 Compliance with Laws..............................................................   33
         4.27 Permits...........................................................................   34
         4.28 Membership Records; Minute Books..................................................   34

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
         4.29 Disclosure........................................................................   34
ARTICLE V.......................................................................................   35
         5.1 Conduct of Business Pending the Closing............................................   35
         5.2 Business Relationships.............................................................   36
         5.3 Notification of Certain Matters....................................................   36
ARTICLE VI......................................................................................   37
         6.1 Employment.........................................................................   37
         6.2 Break-up Fee.......................................................................   37
         6.3 No Negotiations....................................................................   37
         6.4 Public Announcements...............................................................   37
         6.5 Confidentiality....................................................................   38
         6.6 Further Assurances.................................................................   38
         6.7 Right to Enter and Inspect.........................................................   39
         6.8 Intentionally Omitted..............................................................   39
         6.9 Intentionally Omitted..............................................................   39
         6.10 Intentionally Omitted.............................................................   39
         6.11 Tax on Prior Sales................................................................   39
         6.12 Transfer of Permits...............................................................   39
         6.13 Performance Bonds.................................................................   39
         6.14 Tash Note.........................................................................   39
         6.15 Mission Royale....................................................................   39
ARTICLE VII.....................................................................................   40
         7.1 Conditions to Obligation of Sellers................................................   40
         7.2 Conditions to Obligation of Parent and Buyers......................................   40
ARTICLE VIII....................................................................................   43
         8.1 Sellers' Obligations...............................................................   43
         8.2 Parent's or Buyers' Obligations....................................................   44
         8.3 Transfer Fees, Title Costs, and Closing Costs and Other Fees; Prorations...........   45
ARTICLE IX......................................................................................   46
         9.1 Survival of Representations and Warranties.........................................   46
         9.2 Nature of Statements...............................................................   46
         9.3 Arbitration........................................................................   46
ARTICLE X.......................................................................................   47
         10.1 Termination.......................................................................   47
         10.2 Effect of Termination.............................................................   47
         10.3 Specific Performance..............................................................   47
ARTICLE XI......................................................................................   47
         11.1 Notices...........................................................................   47
         11.2 Counterparts......................................................................   48
         11.3 Governing Law.....................................................................   48
         11.4 Assignment........................................................................   48
         11.5 Gender and Number.................................................................   49
         11.6 Schedules and Exhibits............................................................   49
         11.7 Waiver of Provisions..............................................................   49
         11.8 Costs.............................................................................   49
         11.9 Amendment.........................................................................   49
         11.10 Severability.....................................................................   49


         11.11 Binding Effect...................................................................   49
         11.12 Construction.....................................................................   50
         11.13 Time Periods.....................................................................   50
         11.14 Headings.........................................................................   50
         11.15 Commission.......................................................................   50
         11.16 Entire Agreement.................................................................   50

EXHIBIT A  -      MANAGEMENT AGREEMENT
EXHIBIT B  -      [INTENTIONALLY OMITTED]
EXHIBIT C  -      GREG HANCOCK EMPLOYMENT AGREEMENT
EXHIBIT D  -      AMERICAN WEST NON-COMPETE AGREEMENT
EXHIBIT E  -      HANCOCK OFFICERS NON-COMPETE AGREEMENT
EXHIBIT F -       INDEMNIFICATION AGREEMENT
EXHIBIT G -       WARRANTY DEED
EXHIBIT H  -      BILL OF SALE
EXHIBIT I  -      DISPUTE RESOLUTION
EXHIBIT J  -      ASSET AGREEMENT
EXHIBIT K  -      REAL PROPERTY AGREEMENT
EXHIBIT L -       ASSUMPTION AGREEMENT

                          MASTER TRANSACTION AGREEMENT


         This MASTER TRANSACTION AGREEMENT (the "AGREEMENT") is made as of May 7, 2001, by and among MERITAGE CORPORATION, a Maryland corporation ("MERITAGE or PARENT"); HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDER BUYER"); HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation ("SALES BUYER," and collectively with Builder Buyer, "BUYERS"); HC BUILDERS, INC., an Arizona corporation ("HC BUILDERS" or "SELLER"), and HANCOCK COMMUNITIES, L.L.C., an Arizona limited liability company ("HC SALES" or "SELLER," and collectively with HC Builders, "SELLERS").

                                    RECITALS

         1. American West Homes, Incorporated, a Nevada corporation ("AMERICAN WEST"), owns 55% and Greg Hancock, an individual, owns 45% of Exeter Holding Company, L.L.C., an Arizona limited liability company ("Exeter"). Exeter owns HC Builders and a 99% interest in HC Sales, with the remaining 1% owned by Greg Hancock, an individual. Collectively, American West and Greg Hancock own and operate the Hancock Communities homebuilding and sales business (the "HANCOCK COMMUNITIES BUSINESS").

         2. The parties have entered into that Agreement of Purchase and Sale of Assets in the form attached as EXHIBIT J hereto ("ASSET AGREEMENT"), that Agreement of Purchase and Sale of Real Property in the form attached as EXHIBIT K hereto ("REAL PROPERTY AGREEMENT"), and that Indemnification Agreement in the form attached as EXHIBIT F hereto (the "INDEMNIFICATION AGREEMENT").

         3. Although not a condition to Closing, Parent and Buyers anticipate financing the acquisition of the assets of the Hancock Communities Business using the proceeds of a new bridge financing or the sale of notes pursuant to Rule 144A under the Securities Act of 1933 (the "FINANCING").

         4. Pursuant to this Agreement, the Asset Agreement, and the Real Property Agreement, Buyers will acquire all or substantially all of the assets of the Hancock Communities Business.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the meanings set forth below where used in this Agreement and identified with initial capital letters.

         "ABOVEGROUND STORAGE TANK" shall have the meaning ascribed to such term in Sections 6901, et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

         "ACCOUNTING ARBITRATOR" shall have the meaning set forth in Section
2.5.

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 2.2.

         "ACQUIRED CONTRACTS" shall have the meaning set forth in Section 1.2 of the Real Property Agreement and the Asset Agreement.

         "ADDITIONAL REAL PROPERTY" shall have the meaning set forth in Section
4.1 of the Real Property Agreement.

         "ADJUSTED BALANCE SHEET" shall mean a balance sheet for the Hancock Communities Business prepared by Parent after the Closing in accordance with Adjusted GAAP and Section 2.5 hereof.

         "ADJUSTED BOOK VALUE" shall mean total equity of the Hancock Communities Business as reflected on the Closing Balance Sheet, which is to be prepared in accordance with Adjusted GAAP, consistent with the March 31, 2001 balance sheet, attached as SCHEDULE 2.5A(3).

          "ADJUSTED GAAP" shall have the meaning set forth in Section 2.5.

         "AMERICAN WEST NON-COMPETE AGREEMENT" shall have the meaning set forth in Section 7.2.

         "APPLICABLE LAWS" shall mean all federal, state, regional, local, or other governmental or quasi-governmental statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, or judicial or administrative interpretations thereof, including without limitation Environmental Laws, which are or may be applicable to Sellers, to Buyers, to the Hancock Communities Business, or the Acquired Assets or the use, development, condition or otherwise related to any of the Acquired Assets.

         "APPROVED TITLE EXCEPTIONS" shall have the meaning set forth in Section
5.2 of the Real Property Agreement.

         "ASSETS" shall have the meaning set forth in Section 1.2 of the Asset Agreement.

         "ASSET AGREEMENT" shall have the meaning set forth in the recitals.

         "ASSUMED CONSTRUCTION CLAIMS" shall have the meaning set forth in
Section 2.4.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.4.

         "ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 8.1.

         "BONDS" shall have the meaning set forth in Section 4.24.

         "BREAK-UP FEE" shall have the meaning set forth in Section 6.2.

         "BUYERS" shall mean Hancock-MTH Builders, Inc. and Hancock-MTH Communities, Inc., both wholly-owned subsidiaries of Parent. "Buyer," as used in the Real Property Agreement shall refer only to Hancock-MTH Builders, Inc.

         "BUYER REVIEW" shall have the meaning set forth in Section 2.5.

         "CLOSING" shall have the meaning set forth in Section 2.1.

         "CLOSING DATE" shall have the meaning set forth in Section 2.1.

         "CLOSING BALANCE SHEET" shall mean an estimated closing balance sheet, as of the end of the month immediately preceding the Closing Date, for the Hancock Communities Business, prepared in accordance with Adjusted GAAP to be delivered to Parent and Buyers at least five (5) business days prior to the Closing.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONSTRUCTION CLAIMS" shall mean all claims, including, without limitation, claims for breach of contract, claims for breach of express or implied warranty, construction defect claims, claims for lost profits, consequential damages, and incidental damages (but not punitive damages) with respect to Assumed Construction Claims, and all losses, costs and expenses relating to any work which has been done, or any corrective work that is to be done, on a completed Housing Unit or on streets, gradings, landscaping and homeowners' association improvements and all other similar subdivision work.

         "CONTRACT ASSIGNMENTS" shall have the meaning set forth in Section 8.1.

         "DEED" shall have the meaning set forth in Section 8.1.

         "DISCHARGE" shall mean any manner of spilling, leaking, dumping, discharging, releasing, or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil, or air.

         "DISPUTE" shall have the meaning set forth in EXHIBIT I.

         "DISPUTE NOTICE" shall have the meaning set forth in EXHIBIT I.

         "EARN-OUT ACCOUNTING ARBITRATOR" shall have the meaning set forth in
Section 2.5.

         "EARN-OUT PAYMENTS" shall have the meaning set forth in Section 2.5.

         "EARN-OUT PERIOD" shall mean for the first Earn-Out Period, the period commencing on the first day of the month in which the Closing occurs and ending on December 31, 2001; for the second Earn-Out Period, the period commencing on January 1, 2002 and ending on December 31, 2002; for the third Earn-Out Period, the period commencing on January 1, 2003 and ending on December 31, 2003; and for the final Earn-Out Period, the period commencing on January 1,

2004 and ending on the last day of the month immediately preceding the month in which Closing occurred.

         "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" shall mean all federal, state, regional, local, or other governmental or quasi-governmental statutes, laws, Applicable Laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, or judicial or administrative interpretations thereof, as amended from time to time, which govern or relate to pollution, protection of the environment, protection of endangered or threatened species of flora or fauna, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901, et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401-7642; the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Sections 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651, et seq. ("OSHA").

         "ERISA" shall mean Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW" shall have the meaning set forth in Section 5.1 of the Real Property Agreement.

         "ESCROW AGENT" shall have the meaning set forth in Section 5.1 of the Real Property Agreement.

         "EVALUATION INFORMATION" shall have the meaning set forth in Section
6.5.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.3.

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.4.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.8.

         "FINANCING" shall have the meaning set forth in the recitals to this Agreement.

         "GAAP" shall mean generally accepted accounting principles, consistently applied with past practice.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organizations.

         "HANCOCK COMMUNITIES BUSINESS" shall mean the homebuilding and home sales operations of Hancock Communities, operated by Exeter, HC Builders and HC Sales.

         "HANCOCK EMPLOYMENT AGREEMENT" shall have the meaning set forth in
Section 6.1.

         "HANCOCK OFFICERS" shall mean Ken Krouse, Rick Hancock, Jim Arneson and Desiree Coats collectively.

         "HANCOCK OFFICERS NON-COMPETE AGREEMENTS" shall have the meaning set forth in Section 7.2.

         "HANDLE" shall mean any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing, or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

         "HAZARDOUS SUBSTANCES" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant, or constituent thereof, whether liquid, solid, semi-solid, sludge, and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires or may require investigation or remediation under any Environmental Laws or which are or become regulated, listed, or controlled by, under, or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA, and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "HOUSING UNIT" shall mean a residential dwelling constructed or to be constructed on a lot, together with the associated lot.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFICATION AGREEMENT" shall have the meaning set forth in the recitals.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 1.2 of the Real Property Agreement and the Asset Agreement.

         "LAND USE ENTITLEMENTS" shall have the meaning set forth in Section
4.27.

         "LEASE ASSIGNMENTS" shall have the meaning set forth in Section 8.1.

         "LICENSE" shall mean the license set forth in Section 8.1

         "NOTICES" shall have the meaning set forth in Section 4.17.

         "OPENING DATE" shall have the meaning set forth in Section 5.1 of the Real Property Agreement.

         "PARENT" shall mean Meritage Corporation.

         "PERMITS" shall have the meaning set forth in Section 4.27.

         "PERMITTED LIENS" shall have the meaning set forth in Section 4.12.

         "PERMITTED MATERIALS" shall mean (a) reasonable amounts of gasoline, and oil or other vehicle lubricants stored in the vehicles and equipment used on the Real Property, (b) reasonable amounts of fertilizers, herbicides and/or pesticides, and ordinary, everyday painting and cleaning supplies, used only in the ordinary course of completing and maintaining the buildings, landscaping and improvements on the Real Property, and (c) standard building components and materials which are properly and lawfully installed in or incorporated into the improvements and may lawfully remain therein in accordance with Applicable Laws, taking into account the nature, purpose and intended use and occupancy thereof; provided that in all cases all such components, materials, substances and other items referred to in clauses (a) through (c), above, are stored, transported, used, installed, incorporated and disposed of, in accordance with all Applicable Laws.

         "PERSON" shall mean any natural person, corporation, general or limited partnership, limited liability company, trust, sole proprietorship, or other entity, organization or association of any kind.

         "PRE-TAX NET INCOME" shall mean the net income of the Buyers before income taxes determined in accordance with GAAP and as reported on Buyers' financial statements after giving effect to the Capital Charge and the Services Fee under the Management Agreement.

         "PROCEEDINGS" shall mean claims, suits, actions, arbitrations, dispute resolution proceedings, judgments, penalties, fines or administrative or judicial investigations or proceedings.

         "PROPERTY LEASES" shall have the meaning set forth in Section 4.15.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.5.

         "REAL PROPERTY" shall have the meaning set forth in Section 1.2 of the Real Property Agreement.

         "REAL PROPERTY ASSETS" shall have the meaning set forth in Section 1.2 of the Real Property Agreement.

         "REAL PROPERTY AGREEMENT" shall have the meaning set forth in the recitals.

         "REPORT" shall have the meaning set forth in Section 5.2 of the Real Property Agreement.

         "RESERVES" shall mean the reserves for both Assumed Construction Claims and Unassumed Construction Claims.

         "SEC" shall mean the Securities and Exchange Commission.

         "SELLERS" shall mean HC Builders and HC Sales collectively.

         "SUPPLEMENTAL TITLE REVIEW PERIOD" shall have the meaning set forth in
Section 5.2 of the Real Property Agreement.

         "SURVEY" shall have the meaning set forth in Section 5.2 of the Real Property Agreement.

         "TAXES" shall mean any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, payroll, employment, recapture, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, any other taxes, assessments, or government charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURNS" shall mean any return, declaration, report, claim to refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TITLE COMPANY" shall have the meaning set forth in Section 5.1 of the real Property Agreement.

         "TITLE POLICY" shall have the meaning set forth in Section 5.2 of the real Property Agreement.

         "TITLE REPORT SUPPLEMENT" shall have the meaning set forth in Section
5.2 of the Real Property Agreement.

         "UNASSUMED CONSTRUCTION CLAIMS" shall have the meaning set forth in
Section 2.4.

         "UNDERGROUND STORAGE TANK" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         "WASTE" shall be construed broadly to include any abandoned or disposed agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.1 Closing. The closing of the purchase and sale of the Acquired Assets (the "CLOSING") shall take place at 10:00 A.M. local time on the 1st day of June, 2001 at the offices of Snell & Wilmer L.L.P., One Arizona Center, 400
E. Van Buren, Phoenix, AZ 85004 or such other time and place prior to or on July 2, 2001 and after May 23, 2001 as the Buyers may establish by written notice to Sellers no less than 3 business days prior to an anticipated Closing; provided that if Parent and Buyers provide notice to Sellers of an anticipated Closing to take place on after May 31, 2001, such Closing will not occur until on or after June 15, 2001. The day on which the Closing actually occurs is herein sometimes referred to as the "CLOSING DATE."

         2.2 Assets to be Purchased. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties contained herein and in the Asset Agreement and the Real Property Agreement, at the Closing, Sellers agree to sell, convey, grant, assign, and transfer to Buyers and Buyers agree to purchase and acquire from Sellers all of the Real Property Assets, the Assets and any other assets, properties, or rights of every nature, kind, description, tangible and intangible, whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired (other than the Excluded Assets) relating in any way to or used or held for use in connection with the Hancock Communities Business (the "ACQUIRED ASSETS").

         2.3 Assets Not Being Transferred. Sellers shall retain and Buyers shall not purchase the following ("EXCLUDED ASSETS"):

                  A. All of Sellers' right, title and interest under or related to this Agreement, the Real Property Agreement or the Asset Agreement, including, without limitation, the consideration delivered pursuant to this Agreement.

                  B. Minute books, stock transfer ledgers and membership ledgers of the Sellers.

                  C. The right to all refunds, buyins or deposits relating to utilities and infrastructure improvements, including, without limitation, deposits relating to the Trailwood project.

                  D. The right to receive deposits or assets pledged by American West or any of Sellers (and not reflected as assets on the Closing Balance Sheet) relating to performance bonds.

                  E. The stock of HC Builders and membership interests in HC Sales.

                  F. Any deferred tax assets.

         2.4 Liabilities.

                  A. Assumed Liabilities; Loan Payments. Upon the terms and subject to the terms of this Agreement, at the Closing, Buyers shall assume from and after the Closing Date, and perform and pay when due, only the following liabilities and no others (the "ASSUMED LIABILITIES"):

                           (1) The obligations under the Acquired Contracts
                  arising on or after the Closing Date;

                           (2) Any Construction Claim that arises out of or is
                  related to (i) any Housing Units in any subdivision acquired hereunder as to which less than 50% of the Housing Units have been closed as of the Closing; and (ii) those Housing Units closed after the Closing with respect to subdivisions acquired hereunder as to which 50% or more of the Housing Units have been closed as of the Closing (the "ASSUMED CONSTRUCTION CLAIMS"); in each case other than Construction Claims pending or threatened in writing by a lawyer, the office of the Attorney General of the state of Arizona or the Registrar of Contractors on or prior to the Closing. Such subdivisions are set forth on SCHEDULE 2.4(A)(2).

                           (3) All liabilities or obligations reflected on the
                  Closing Balance Sheet.

                           In addition, at Closing, Buyers shall pay off all (i)
                  loans due to Exeter outstanding as of the Closing (which Sellers advise Parent and Buyers includes certain officer loans that Exeter intends to pay off at Closing), and (ii) "equity" loans and real estate loans due to American West outstanding as of the Closing, each as set forth on SCHEDULE
                  2.4 and reflected in the March 31, 2001 balance sheet set forth on Schedule 2.5A(3), together with all accrued interest thereon; provided, that immediately prior to Closing, Sellers shall apply all available cash to reduce the amounts of such loans.

                  B. Excluded Liabilities. Notwithstanding any other provision of this Agreement, and except for the Assumed Liabilities specified in this Section 2.4, Buyers shall not assume, acquire, or be responsible for any liabilities, obligations or expenses, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, to the extent such liability or obligations arise out of occurrences on or prior to the Closing Date, even if they do not become known until after such date, relating to or consisting of (collectively, the "EXCLUDED LIABILITIES"):

                           (1) Liabilities and obligations not reflected on the
                  Closing Balance Sheet;

                           (2) All liabilities, obligations and expenses
                  (including Taxes) of Sellers under this Agreement or with respect to or arising out of the consummation of the transactions contemplated by this Agreement;

                           (3) (a) Any liabilities, obligations or expenses for
                  Taxes (except for property taxes for property of Sellers which has not closed prior to the Closing Date); (b) any liabilities or obligations or expenses of the Sellers related to pending or threatened litigation against Sellers, Hancock Communities Business or the Acquired Assets; (c) any liabilities, obligations, or expenses arising from or relating to or consisting of any lien, encumbrance or claim affecting the title to the Acquired Assets, other than Permitted Liens; (d) any liabilities, obligations, or expenses under any contracts arising or relating to the period prior to the Closing Date;
                  (e) any liabilities, obligations or expenses relating to any environmental matter or condition; and (f) any liability or obligation to or in respect of any employees or former employees of Sellers, including without limitation (i) any employment agreement, whether or not written, between Sellers and any person, (ii) under any employee plan at any time maintained, contributed to or required to be contributed to by or with respect to Sellers or under which Sellers may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Sellers' withdrawal or partial withdrawal from or termination of any employee plan, or (iii) with respect to any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation;

                           (4) Any Construction Claim that is not an Assumed
                  Construction Claim ("UNASSUMED CONSTRUCTION CLAIMS").

                           (5) any obligations related to Greg Hancock's
                  long-term monetary commitment to Arizona State University or its affiliates.

                           (6) any deferred tax liabilities.

                  Anything contained in this Agreement to the contrary notwithstanding, Buyers shall not assume the Excluded Liabilities, which Excluded Liabilities shall at and after the Closing remain the exclusive responsibility of Sellers. Sellers shall discharge all Excluded Liabilities in accordance with their terms (subject to Sellers' right to contest obligations believed in good faith not to be then due) and Applicable Law.

         2.5 Purchase Price; Earn-Out; Adjustment; Deposit.

                  A. Purchase Price. At Closing, for the Acquired Assets, in addition to assuming the Assumed Liabilities, Parent will cause Buyers to pay in immediately available funds, the sums set forth in this
         Section 2.5A; SUBJECT, HOWEVER, to adjustment as set forth herein (the "PURCHASE PRICE"). Sellers have directed Parent and Buyers to pay the Purchase Price for the Acquired Assets directly to American West and Greg Hancock, the sole members of the parent organization of Sellers, as follows:

                           (1) At Closing, Buyers will pay to American West an
                  amount equal to (i) the product of American West's interest, as provided to Parent, multiplied by the Adjusted Book Value plus (ii) $11,000,000.

                           (2) At Closing, Buyers will pay to Greg Hancock an
                  amount equal to (i) the product of Greg Hancock's interest, as provided to Parent, multiplied by the Adjusted Book Value plus
                  (ii) $3,600,000.

                           American West and Greg Hancock will furnish Parent
                  with a jointly executed written notice no later than 3 business days prior to Closing identifying their respective interest under Section 2.5A.

                           (3) SCHEDULE 2.5A(3) sets forth a balance sheet of
                  the Hancock Communities Business as of March 31, 2001 prepared in accordance with Adjusted GAAP, which reflects the Adjusted Book Value as of such date.

                           (4) In addition to the foregoing, Greg Hancock shall
                  receive from Parent deferred payments, to the extent earned, of 20% of the Pre-Tax Net Income of Buyers as determined in accordance with GAAP (the "EARN-OUT PAYMENTS"), subject to the provisions set forth below:

                                    (a) There shall be four Earn-Out Payments,
                           one for each of the four consecutive Earn-Out Periods following the Closing Date;

                                    (b) Buyers shall pay to Greg Hancock ninety
                           percent (90%) of each estimated Earn-Out Payment for the previous (i.e., just ended) Earn-Out Period in cash on or before the 30th day following the end of the last relevant Earn-Out Period. Thereafter, within ninety (90) days after completion of each Earn-Out Period, Buyer shall deliver to Greg Hancock a calculation notice of the Pre-Tax Net Income for such Earn-Out Period and the remaining amount, if any, of any Earn-Out Payment due, together with a check in the amount of the balance due;

                                    (c) During the Earn-Out Periods, unless
                           otherwise agreed to by Greg Hancock, Parent and Buyers agree to (i) supply adequate capital to provide the Hancock Communities Business the opportunity to generate the Pre-Tax Net Income necessary to achieve the Earn-Out Payments in accordance with budgets approved by the Hancock Communities Business, (ii) maintain separate books and records for the Hancock Communities Business;
                           (iii) maintain the Hancock Communities Business as separate entities and not combine, merge or consolidate them (except together or with Parent or another subsidiary of Parent; provided that with respect to any such combination, merger or consolidation, Parent will continue to maintain separate books and records for the Hancock Communities Business) or liquidate them or, except in the ordinary course of business, sell or otherwise dispose of their assets (except to the Parent or another subsidiary of Parent; provided that with respect to any such sale, transfer or disposition, Parent will continue to maintain separate books and records for the Hancock Communities Business); provided that for purposes of this paragraph it shall be understood that the term "Hancock Communities Business" shall mean the Hancock Communities

                           Business as it is now conducted and as it is reasonably anticipated to be conducted over the next three years.

                                    (d) If Greg Hancock disputes the calculation
                           of the Earn-Out Payment and the Buyers and Greg Hancock are unable to resolve that dispute, the parties will arbitrate the dispute in the manner provided in EXHIBIT I, except that the arbitrator (the "EARN-OUT ACCOUNTING ARBITRATOR") will be entitled to rely conclusively upon any accounting firm of national repute (other than the firms currently serving as auditors for Buyers or Greg Hancock) as may be mutually agreed upon by Buyers and Greg Hancock. The arbitration award shall be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. If the Earn-Out Payment as determined by the Earn-Out Accounting Arbitrator is within 5% of the amount calculated by Buyers, Greg Hancock will pay all of the cost of the parties' accounting and other professionals and will bear the fees and expenses of the Earn-Out Accounting Arbitrator. Conversely, if the Earn-Out Payment as determined by the Earn-Out Accounting Arbitrator is less than the amount calculated by Buyers by more than 5%, Buyers will pay all of the cost of the parties' accounting and other professionals and will bear the fees and expenses of the Earn-Out Accounting Arbitrator;

                                    (e) The Earn-Out Payments (to the extent of
                           (i) $1,350,000 for the first 12 months after Closing,
                           (ii) $675,000 for the period beginning at the end of the 12th month after Closing and ending at the end of the 24th month after Closing, and (iii) $0 thereafter; subject, however, to any amount that Parent or Buyers are entitled to retain under the provisions of the Indemnification Agreement, or that is disputed and subject to the dispute-resolution provisions of EXHIBIT I) may be setoff or reduced to satisfy indemnification claims of the Parent or Buyers that may arise under the Indemnification Agreement, as provided therein; and

                                    (f) The provisions of the Management
                           Agreement, attached as EXHIBIT A to this Agreement, will apply to the Earn-Out Payments.

                  B. [Intentionally Omitted].

                  C. Adjustment. For the purpose of making an initial determination of Adjusted Book Value, Sellers shall deliver to Parent, at least five (5) days prior to the Closing, a Closing Balance Sheet, prepared in accordance with Adjusted GAAP consistent with SCHEDULE 2.5A(3). For purposes of this Agreement and the transactions contemplated hereby, the term "ADJUSTED GAAP" will mean GAAP except for the following adjustments: (a) interest on loans due to Exeter (which Sellers advise Parent and Buyers includes certain officer loans that Exeter intends to pay off at Closing) shall be expensed rather than capitalized and (b) Excluded Assets and Excluded Liabilities will be excluded; PROVIDED, HOWEVER, that reserves relating to Unassumed Construction Claims will be included to reflect that Buyers will perform warranty repairs as provided in Section 2.5E. Within 45 days after the Closing, Parent will conduct a review of the Closing Balance Sheet (the "BUYER REVIEW") to verify the Adjusted Book Value, and, accordingly, the Purchase Price. In connection with the Buyer Review, Parent will promptly advise Sellers of any required adjustments to the Closing Balance Sheet, together with the Adjusted Balance Sheet reflecting the financial position of the Hancock Communities Business as of the Closing Date. The Adjusted Balance Sheet will become final and binding on the parties unless within 15 business days following delivery thereof to Sellers, Sellers notify Parent in writing that Sellers object thereto. If Sellers object to the Adjusted Balance Sheet, and after good faith consultation with respect to the objection, the parties are unable to reach an agreement within 15 days, then the parties shall resolve the dispute in the manner provided in EXHIBIT I; PROVIDED, HOWEVER, that the arbitrator shall be an accounting firm of national repute (other than the firms currently serving as auditor for Parent or Sellers) as may be mutually agreed upon by Parent and Sellers (the "ACCOUNTING ARBITRATOR"). The determination of the Accounting Arbitrator shall be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. Buyers and Sellers shall each pay the cost of their own accounting and other professionals and shall bear equally the fees and expenses of the Accounting Arbitrator. In the event that the Adjusted Book Value, as determined pursuant to the Buyer Review, is different from the Adjusted Book Value reflected on the Closing Balance Sheet, the Purchase Price will be adjusted on a dollar for dollar basis and payments made promptly by and to the appropriate parties in immediately available funds.

                  D. Deposit. Within 2 business days of the date hereof, Buyers will deposit into an escrow account established with First American Title Insurance Co. the sum of $500,000, which shall be applied to the Purchase Price in the event the transaction closes. If the transaction does not close on June 1, 2001, the amount deposited into the escrow account will be immediately disbursed by Escrow Agent to Sellers (55% to American West and 45% to Greg Hancock), unless the failure to close results from (1) any failure of the conditions set forth in Subsections B-L, Q and R of Section 7.2 herein, (2) any material breach by any Seller of any covenant, agreement, representation or warranty contained herein, or (3) Buyers' termination of this Agreement under Section 5.2 of the Real Property Agreement. In such event, except as set forth in
         Section 10.3, the Deposit shall be the sole rights and remedies of Sellers, or any affiliate or owner, direct or indirect, thereof. In all other events, including specifically Sellers failure to satisfy the conditions in Subsections M, O, P, S or T of Section 7.2, the deposit will be returned to Parent.

                  E. Warranty and Reserve Administration. Parent and Buyers have undertaken the responsibility to administer all construction claims and acquired all of the Reserves included on the Closing Balance Sheet. Parent and Buyers will administer and discharge all Assumed and Unassumed Construction Claims in accordance with the procedures now used by Sellers. Buyers will administer and discharge all Assumed and Unassumed Construction Claims under the supervision and control of Greg Hancock (provided he is then employed by Parent or Buyers). However, Parent and Buyers are only obligated to administer and discharge Unassumed Construction Claims (but not to defend litigation in respect thereof) to the extent that the costs of those claims are less than the Reserves attributable to those claims. In the event that the costs attributable to any Unassumed Construction Claims exceed the Reserves attributable to those claims, Sellers will reimburse Parent or Buyers for the difference as an Excluded Liability under the Indemnification Agreement. On the second anniversary of the Closing, Parent or Buyers will deliver to Sellers any amount of Reserves that remain except with respect to any Construction Claims that have been asserted and remain unresolved as of that date.

         2.6 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities shall be allocated among the Acquired Assets in accordance with
Section 197 and 1060 of the Code and the regulations thereunder. Such allocation shall be reported consistently by Buyers and Sellers on Internal Revenue Service Form 8594, Asset Acquisition Statement, which will be filed with Buyers' and Sellers' Federal income tax returns for the tax year that includes the Closing Date; PROVIDED that the parties acknowledge that Buyers are paying for HC Builders' assets the Adjusted Book Value attributable to HC Builders, with the balance of the purchase price being attributable to the assets of HC Sales. No party makes any representation or warranty as to the tax treatment of this transaction to any other party. SCHEDULE 2.6 sets forth an estimated allocation as of March 31, 2001. A final allocation will be prepared at or as soon as practicable after the Closing, consistent with SCHEDULE 2.6, and after giving effect to the actual Purchase Price and Adjusted Balance Sheet

         2.7 Risk of Loss. All risk of loss with respect to the Acquired Assets on or before the Closing Date shall remain the sole risk of Sellers.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYERS

         As of the date hereof and as of the Closing Date, Parent and Buyers hereby represent and warrant to Sellers, the following:

         3.1 Organization and Qualification. Each of Parent and Buyers is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

         3.2 Authority Relative to this Agreement. Each has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Buyers and the consummation by Parent and Buyers of the transactions contemplated hereby have been duly authorized by each, and no other corporate proceedings on the part of Parent and Buyers are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by each and constitutes a valid and binding obligation of each, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3 Legal Capacity and Authority.

         A. Each possesses the legal capacity to execute and deliver each document to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

         B. Except as provided in SCHEDULE 3.3, neither Parent nor Buyers is subject to or obligated under, any provision or any agreement, arrangement or understanding or any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right to termination or acceleration would arise, or pursuant to which any encumbrance on any of their assets would be created by the execution, delivery, and performance of this Agreement and the consummation by either of the transactions contemplated hereby; and

         C. Except as provided in SCHEDULE 3.3, no authorization, consent, or approval to, or filing with, any public body, court, or authority is necessary on the part of Parent or Buyers for the consummation by Parent or Buyers of the transactions contemplated by this Agreement. With respect to each document to which Parent and Buyers are parties, at the Closing, each will duly execute and deliver such documents which will be a valid, legal and binding obligation of Parent and Buyers enforceable against each in accordance with its terms, as the case may be.

         3.4 No Conflicts. Neither Parent nor Buyers are subject to, or obligated under, any provision of:

         A. its respective organizational documents or bylaws;

         B. any material agreement, arrangement, or understanding (other than its lending arrangements),

         C. any material license, franchise, or permit, or

         D. any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         3.5 WARN Act. Each of Parent and Buyers is aware that Sellers presently employ approximately 140 people and therefore are subject to the Worker Adjustment and Retraining Notification Act ("WARN ACT"). Neither Parent or Buyers shall initiate layoffs, closures or cutbacks that affect 50 or more employees after Closing without fully complying with the notice and other procedures of the WARN Act. Nothing herein shall be deemed to limit or reduce the provisions of Section 2.4B(3)(f) above.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

         For Purposes of this Article IV, the term "Knowledge of Sellers" means that no facts or information have come to the attention of Greg Hancock or the Hancock Officers after reasonable inquiry that would make them aware of any inaccuracy of the representations or warranties of Sellers set forth in this Agreement. As of the date hereof and as of the Closing Date, Sellers hereby represent, warrant, and agree as follows, to and for the benefit of Parent and
Buyers:

         4.1 Organization and Qualification. Sellers are each duly organized, validly existing, and in good standing under the laws of Arizona and have the requisite power and authority to own and operate their properties and to carry on their business as now conducted.

         4.2 Authority Relative to this Agreement. Sellers have the requisite power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby have been duly authorized, and no other corporate proceedings on the part of Sellers is necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 Legal Capacity and Authority of Seller, Partners, and Shareholders. Sellers possess the legal capacity to execute and deliver each document to which they are a party, to perform their obligations thereunder, and to consummate the transactions contemplated thereby. With respect to each document to which Sellers are a party, at the Closing, Sellers will duly execute and deliver such documents, which will be a valid, legal and binding obligation of Sellers enforceable against Sellers in accordance with its terms, as the case may be.

         4.4 No Conflicts. Except as set forth in SCHEDULE 4.4, Sellers are not subject to nor obligated under (i) any provision of its articles of incorporation or bylaws; (ii) any agreement, arrangement, or understanding;
(iii) any license, franchise, or permit; or (iv) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         4.5 No Consents. Except as set forth in SCHEDULE 4.5, no authorization, consent, or approval of, or filing with, any public body, court, or authority or pursuant to any Acquired Contract is necessary on the part of Sellers for the consummation by Sellers of the transactions contemplated by this Agreement.

         4.6 [Intentionally Omitted].

         4.7 Ownership Interests. Except as disclosed in SCHEDULE 4.7, Sellers do not own any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization, association, or entity whose business is real estate related.

         4.8 Financial Statements. Sellers have provided: (a) the audited financial statements of the Hancock Communities Business for and as of the fiscal year ended December 31, 2000; and (b) the unaudited financial statements of the Hancock Communities Business for and as of the period ended March 31, 2001 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with GAAP and Regulation S-X throughout the periods involved and fairly present the financial position of the Hancock Communities Business as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Financial Statements are attached hereto as SCHEDULE 4.8.

         4.9 Absence of Undisclosed Liabilities.

                  A. To Seller's Knowledge, there are no obligations or liabilities relating to or affecting the Hancock Communities Business or the Acquired Assets (whether accrued, absolute, contingent, liquidated, unliquidated, or otherwise, whether due or to become due and regardless of when asserted), except (i) liabilities reflected in the Financial Statements or disclosed in the notes thereto, (ii) liabilities which have arisen in the ordinary course of business after the date of the Financial Statements, (iii) liabilities specifically disclosed in SCHEDULE 4.9, and (iv) Excluded Liabilities.

                  B. As of the Closing, in accordance with Section 2.5C, Sellers will have delivered the Closing Balance Sheet prepared in accordance with Adjusted GAAP. To Seller's Knowledge, there will be no obligations or liabilities relating to or affecting the Hancock Communities Business or the Acquired Assets (whether accrued, absolute, contingent, liquidated, unliquidated, or otherwise, whether due or to become due and regardless of when asserted), except (i) liabilities reflected in the Closing Balance Sheet, (ii) liabilities which have arisen in the ordinary course of business after the date of the Closing Balance Sheet, (iii) liabilities specifically disclosed in SCHEDULE 4.9, and
         (iv) Excluded Liabilities.

         4.10 No Material Adverse Changes. Except as set forth in SCHEDULE 4.10, since the date of the Financial Statements, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements related to Hancock Communities Business or the Acquired Assets.

         4.11 Absence of Certain Developments. Except as set forth in SCHEDULE
4.11 or except as contemplated in and consistent with the terms of this Agreement, the Asset Agreement or the Real Property Agreement, since the date of the Financial Statements, Sellers have not, in respect of the Hancock Communities Business:


                  A. Changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

                  B. Declared or paid any dividend or distributions;

                  C. Borrowed any amount under existing lines of credit, or otherwise incurred or become subject to any indebtedness, except in the ordinary course of business and in a manner and in amounts that are in keeping with historical practice;

                  D. Discharged or satisfied any lien (other than property taxes and assessments, business and personal property taxes, mechanic's liens and similar items discharged in the ordinary course of business consistent with past practices) or encumbrance;

                  E. Except as is reasonably necessary for the ordinary operation of the Hancock Communities Business and in a manner and in amounts that are in keeping with historical practice, mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of its assets with a fair market value in excess of $25,000, except liens for current property taxes not yet due and payable;

                  F. Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates) any assets or canceled any debts or claims, except in the ordinary course of business and consistent with past practices;

                  G. Sold, assigned, or transferred any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, except in the ordinary course of business and consistent with past practices, or disclosed any proprietary or confidential information to any person other than Parent or Buyers;

                  H. Suffered any extraordinary loss or waived any material right or claim, including any write-off or compromise of any contract or other account receivable;

                  I. Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with an employee, shareholder, member or officer of Sellers or any other entity associated with the Hancock Communities Business;

                  J. Suffered any theft, damage, destruction, or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

                  K. Increased the annualized level of compensation of or granted any extraordinary bonuses, benefits, or other forms of direct or indirect compensation to any employee, officer, director, or consultant that aggregate in excess of $25,000, or increased, terminated, or amended or otherwise modified any plans for the benefit of employees, except in the ordinary course of business and consistent with historical adjustments to such compensation and benefits;

                  L. Except as is reasonably necessary for the ordinary operation of the Hancock Communities Business and in a manner and in amounts that are in keeping with historical practice, made any capital expenditures or commitments for property, plant and equipment that aggregate in excess of $25,000;

                  M. Engaged or agreed to engage in any extraordinary transactions or distributions, or except as is reasonably necessary for the ordinary operation of the Hancock Communities Business and in keeping with historical practice, entered into any contract, written or oral, that involves consideration or performance by it of a value exceeding $25,000 or a term exceeding one year;

                  N. Made any loans or advances to, or guarantees for the benefit of, any persons; or

                  O. Made charitable contributions or pledges which in the aggregate exceed $10,000.

         4.12 Permitted Liens; Good Title to and Condition of Acquired Assets. Sellers' title to the Acquired Assets is free and clear of all liens and encumbrances other than those listed on SCHEDULE 4.12 (collectively, the "PERMITTED LIENS"). All of the Acquired Assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Acquired Assets represent all of the assets of the Hancock Communities Business and all of the assets necessary or required by Buyers to continue to operate the Hancock Communities Business as conducted prior to the Closing including any assets of Exeter. Sellers own, or lease under valid leases, all property, machinery, equipment, and other tangible and intangible assets necessary for the conduct of the Hancock Communities Business. Except for the names "Hancock Homes" and "Hancock Communities," which are the subject of an exclusive license as provided in Section 1.2E of the Asset Agreement, and as provided in the License described in Section 8.1, none of the assets attributable to, or necessary to the operation of, the Hancock Communities Business, as conducted immediately prior to the Closing, are held or owned by an entity other than Sellers. There are no members, shareholders or affiliates of Sellers that directly own any assets, licenses, permits or other authorizations relating to the Acquired Assets or the Hancock Communities Business.

         4.13 Legal Descriptions of Real Property. SCHEDULE 4.13 sets forth a Report for each parcel of Real Property as of the date thereof, excepting any sales of homes or lots which close on or after the date thereof in the ordinary course of the Hancock Communities Business.

         4.14 Real Property. Except as set forth on SCHEDULE 4.14:

                  A. With respect to any agreements, arrangements, contracts, leases, licenses, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to Sellers title to or an interest in or otherwise affecting the Real Property, no breach or event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Sellers or any other person.

                  B. The Real Property has all necessary access to and from public highways, streets, and roads and no pending or threatened proceeding or other fact or condition exists that could limit or result in the termination of such access.

                  C. Electric, gas (if applicable), sewage, telephone, and water utility facilities are available for connection and service to homes constructed or being constructed on the Real Property, which facilities are, to the knowledge of Sellers, in compliance in all respects, with all Applicable Laws, subject to such installation and connection charges with respect thereto which in the ordinary course of business are payable upon issuance of certificates of occupancy which have not yet been procured.

                  D. No condemnation, eminent domain, or similar proceeding exists, is pending or, to Seller's Knowledge, is threatened with respect to, or that could affect, any of the Real Property.

                  E. Any buildings and improvements on the Real Property to the extent installed or constructed by Sellers are in substantial compliance with all Applicable Laws and do not violate, in any respect,
         (i) any set-back, (ii) zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (iii) any restrictive covenant affecting any such Real Property.

                  F. There are no parties in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers.

                  G. Except as incurred in the ordinary course of business after the date of the Financial Statements, there are no unpaid charges, debts, liabilities, claims, or obligations arising from the construction, occupancy, ownership, use, or operation of the Real Property. No Real Property is subject to any condition or obligation to any governmental entity or other person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements.

                  H. Except as set forth on SCHEDULE 4.8 or 4.13, no developer-related fees, charges or assessments for public improvements or otherwise made against the Real Property or any lots included therein are due and unpaid, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs other than as may be required in the ordinary course of completing such project from its current (incomplete) status or as may be contemplated in the conditions of approval and contained in the Land Use Entitlements for such projects.

                  I. There is no moratorium applicable to any of the Real Property on (1) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (2) the purchase of sewer or water taps.

                  J. To the Knowledge of Sellers, each of the lots included in the Real Property is stable and otherwise suitable for the construction of a residential structure suitable to the soil conditions thereon, as set forth in the soil report related to each such subdivision.

                  K. Except as set forth in the Reports, Surveys or plats, the Real Property does not contain "wetlands," as defined, or subject to regulation by, the Army Corps of Engineers or the Environmental Protection Agency, or, to the knowledge of Seller, a level of radon above action levels of the U.S. Environmental Protection Agency and are not located within a "critical", "preservation", "conservation," "habitat conservation area," or similar type of area subject to regulation under any Environmental Laws. No portion of the Real Property is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property.

                  L. To the Knowledge of Sellers, the Real Property has not been used as a gravesite, landfill, or waste disposal area.

                  M. No Proceeding is pending or, to the Knowledge of Sellers, threatened which involves any of the Real Property, or against Sellers with respect to any of the Real Property; all of the developed Real Property and the lots included therein are in substantial compliance with all Applicable laws, including without limitation, zoning and subdivision laws and ordinances and the Real Property is zoned to permit single family home construction; none of the development-site preparation and construction work performed on the Real Property has concentrated or diverted surface water or percolating water improperly onto or from the Real Property or caused or resulted in a release of any Hazardous Substance in violation of any Environmental Law.

                  N. Sellers have not granted to any person any contract or other right to the use of any portion of the Real Property or to the furnishing or use of any facility or amenity on or relating to the Real Property.

                  O. Neither Seller is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

                  P. Subject to Reserves, to the extent installed or constructed by Sellers or their agents or affiliates, all of the Housing Units, improvements and buildings on the Real Property were constructed in a good and workmanlike manner, substantially comply with Applicable Laws, are structurally sound, are in good and proper working condition and repair, normal wear and tear, normal maintenance and normal warranty and customer services matters excepted, and are useful for their intended purposes.

                  Q. To the Knowledge of Sellers, any improvements and buildings included within the Real Property are located within the boundary lines of the Real Property and do not encroach upon the land of any adjacent owner; no improvements of any third Person encroach upon the Real Property; and no Person has any unrecorded right, title or interest in the real property constituting the Real Property, whether by right of adverse possession, prescriptive easement or otherwise.

                  R. The recorded easements, rights-of-way, covenants, and other title exceptions and survey matters do not adversely affect the current beneficial use of the Real Property. The Real Property is being developed and used in compliance with all covenants, easements, and restrictions affecting the Real Property, and all obligations of Sellers on the Real Property with regard to such covenants, easements, and restrictions have been and are being performed in a proper and timely manner.

                  S. Except as set forth on SCHEDULE 4.17, to the Knowledge of
         Sellers:

                           (1) All property adjacent to the Real Property is
                  free from Hazardous Substances (other than Permitted Materials), and is not in violation of any Environmental Law.

                           (2) No environmental lien in favor of any
                  governmental entity has attached to any of the Real Property.

                  T. To the Knowledge of Sellers, there are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the Real Property.

                  U. To the Knowledge of Sellers, no part of the Real Property is "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C.Sections 1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the Real Property, as defined therein, or under any similar state or local Environmental Law.

                  V. The Real Property is not within a flood plain, flood way or flood control district as reflected in the currently adopted 100 year flood plain of the Federal Emergency Management Agency.

                  W. Sellers do not have any liability for any Taxes, or any interest or penalty in respect thereof, of any nature that may be assessed against Parent or Buyers or that are or may become a lien against the Real Property, other than the lien for current real property taxes, special taxes and assessments paid with taxes not yet delinquent.

                  X. All work performed on or about the Real Property or to any improvements located thereon within six (6) months prior to the date of this Agreement has been paid for or will be reflected in the Closing Balance Sheet.

         4.15 Acquired Contracts.

                  A. SCHEDULE 1.2 of the Real Property Agreement lists as of the date hereof all of the Acquired Contracts. The provisions of this
         Section 4.15 shall apply to all Acquired Contracts entered into following the date of this Agreement.

                  B. Each of the Acquired Contracts is valid, binding, and in full force and effect on Sellers and, to the Knowledge of Sellers, is valid, binding, and in full force and effect on third parties to the Acquired Contracts. Except as set forth on the relevant

         Schedules to this Agreement, if applicable, no Acquired Contract has been amended or supplemented in any way and Sellers have not and no party thereto has, assigned any of its rights or delegated any of its duties thereunder. True and complete copies of the Acquired Contracts have been delivered to Parent.

                  C. Except as set forth on SCHEDULE 4.15, no breach or default exists under any Acquired Contract and, to the Knowledge of Sellers, no event has occurred with respect thereto that with the lapse of time or action or inaction by Sellers or any other party thereto, would result in a breach thereof or a default thereunder.

                  D. Except as specifically disclosed in SCHEDULE 4.15, (1) since the date of the Financial Statements, no supplier or materialman has indicated that it will stop or decrease the rate of business done with either Seller, except for changes in the ordinary course of the Hancock Communities Business; (2) Sellers have performed in all respects the obligations which were or are now required to be performed by each in connection with the Acquired Contracts and Sellers have not been advised of or received any claim of default under any Acquired Contract; (3) Sellers have no present expectation or intention of not fully performing any obligation pursuant to any Acquired Contract; and
         (4) there has been no material breach and, to the Knowledge of Sellers, there is no anticipated material breach by any other party to any Acquired Contract.

                  E. Upon the assignment of each Acquired Contract to Buyers pursuant hereto, and subject to any consent requirements contained therein, all rights of Sellers with respect to each Acquired Contract will inure to Buyers and each Acquired Contract will be enforceable by Buyers in the same manner as such Acquired Contract is enforceable by Sellers.

                  F. The assignment to Buyers of all of Sellers' right, title, and interest in, to and under each Acquired Contract pursuant hereto will be free and clear of any lien except for Permitted Liens.

                  G. Except as set forth in the Acquired Contracts, as of the Closing Date, Sellers will not owe any amount (whether absolute, contingent, or otherwise) with respect to any Acquired Contract, other than amounts incurred in the ordinary course of business consistent with past practices and this Agreement, which amounts will be properly recorded in the Closing Balance Sheet.

                  H. Except as disclosed therein, no Acquired Contract (1) except with respect to Acquired Contracts relating to Real Property requires Sellers to make purchases or pay for services in excess of the requirements of its business, or (2) guarantees any obligation of another person or provides any type of indemnification whatsoever.

                  I. Sellers have paid all rental and other payments due under each personal property lease and real property lease (collectively, the "PROPERTY LEASES") under which any Seller is the lessee in accordance with its terms. With respect to each such Property Lease, Sellers have been in peaceable possession of the buildings, equipment, machinery, Real Property, vehicles, or other tangible property covered thereby since the commencement of the original term of such Property Lease. No indulgence, postponement, or waiver of Sellers' obligations under any such Property Lease has been granted by the lessor. Subject to the terms of the Property Leases, Sellers possess full right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by such Property Leases.

                  J. With respect to any written or oral agreement, arrangement, commitment, contract, or lease that either Seller entered into, after the date hereof, such agreement, arrangement, commitment, contract, or lease will satisfy all the representations and warranties set forth in this Section 4.15.

         4.16 Warranties. Except as set forth on SCHEDULE 4.16, Sellers have not given or made any other express warranties to third parties with respect to any property or products sold or services performed by Sellers and there are no facts or the occurrence of any event forming the basis of any present claim against Sellers for liabilities due to any express or implied warranty. SCHEDULE
4.16 includes forms of Sellers' residential sales contracts containing applicable guaranty, warranty, and indemnity provisions.

         4.17 Environmental Matters.

                  A. To the Knowledge of Sellers, Sellers have at all times been in compliance with all Environmental Laws governing their business, operations, properties, and assets, including, without limitation: (1) all requirements relating to the Discharge and Handling of Hazardous Substances; (2) all requirements relating to notice, record keeping, and reporting; (3) all requirements relating to obtaining and maintaining Permits for the ownership of its properties and assets and the operation of its business, including Permits relating to the Handling and Discharge of Hazardous Substances; or (4) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests, or demands issued pursuant to, or arising under, any Environmental Laws.

                  B. Except as set forth on SCHEDULE 4.17, there are no and, to the Knowledge of Sellers, there is no basis for any orders, warning letters, notices of violation (collectively "NOTICES") or Proceedings pending or threatened against or involving Sellers, the Hancock Communities Business or the Acquired Assets issued by any Governmental Authority or third party with respect to any Environmental Laws or Permits issued to Sellers thereunder in connection with, related to, or arising out of the ownership by Sellers of their properties or assets or the operation of their business which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden, or continuing liability on Buyer in the event that the transactions contemplated by this Agreement are consummated, or which could have a material adverse effect on the Hancock Communities Business, the Acquired Assets or Sellers' financial condition, or results of operations including, without limitation: (i) Notices or Proceedings related to Sellers being potentially responsible parties for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where Sellers have transported, transferred, or disposed of Hazardous Substances; (iii) Notices or Proceedings relating to Sellers being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to Sellers being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  C. Except for the Permitted Materials and except as set forth on SCHEDULE 4.17, Sellers have not Handled or Discharged, nor allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at, or upon: (1) any location other than a site lawfully permitted to receive such Hazardous Substances; (2) any of the Real Property; or (3) any site which: (a) pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent; or (b) with respect to which the Environmental Protection Agency or the relevant state agency or other governmental authority has notified Sellers that such governmental authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into, or beneath the surface of, or adjacent to, any of the Real Property in an amount or otherwise requiring a Notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  D. SCHEDULE 4.17 identifies the operations and activities, and locations thereof, if any, which have been conducted and are being conducted by Sellers on any of the Real Property which have involved the Handling or Discharge of Hazardous Substances, other than Permitted Materials.

                  E. Except as set forth on SCHEDULE 4.17, Sellers do not use, and have never used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor, to the Knowledge of Sellers, have there ever been any Underground Storage Tanks beneath any of the Real Property that are required to be registered and/or upgraded under applicable Environmental Laws.

                  F. SCHEDULE 4.17 identifies (i) all environmental audits, assessments, or occupational health studies undertaken by Sellers or their agents or, to the Knowledge of Sellers, undertaken by any governmental authority or any third party, relating to or affecting Sellers or any of the Real Property; (ii) the results of any ground, water, soil, air, or asbestos monitoring undertaken by Sellers or their agents or, and to the extent available or made known to Sellers, undertaken by any governmental authority or any third party, relating to or affecting Sellers or any of the Real Property which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a governmental authority or in violation of any applicable Environmental Laws; (iii) all material written communications between Sellers and any governmental authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either Seller or any of the Real Property.

         4.18 Tax Matters

                  A. Except for current filings which are the subject of extensions under applicable procedures and which are identified in
         SCHEDULE 4.18, Sellers have filed all Tax Returns that Sellers were required to file prior to the date hereof. All such Tax Returns were correct and complete in all respects. Except as set forth in SCHEDULE 4.18, all Taxes owed by Sellers (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the date hereof have been paid. Except as set forth in SCHEDULE 4.18, all other Taxes due and payable by Sellers with respect to periods ending on or as of the date of the Closing (whether or not a Tax Return is due on such date) have been paid or are accrued on the applicable Financial Statements or will be accrued on the books and records of Sellers as of the Closing and made available to Parent and Buyers.

                  B. Except as set forth on SCHEDULE 4.18, with respect to each taxable period for Sellers ending prior to the date hereof or prior to the date of the Closing, (1) except for taxable periods which are open either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by an relevant taxing authority; (2) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Sellers; (3) Sellers have not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (4) Sellers have not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing;
         (5) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to Sellers regarding Taxes; (6) Sellers have not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law); (7) there are no liens on the assets of Sellers relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable and liens for non-delinquent current real property taxes, special taxes, and assessments paid with real property taxes), and Sellers have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any such lien (other than those noted in the preceding parenthetical) on the assets of Sellers; (8) to Sellers' knowledge, Sellers will not be required (a) as a result of a change in method of accounting for a taxable period ending on or prior to the date of the Closing, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the date of the Closing or (b) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the date of the Closing; (9) Sellers have not been members of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (10) Sellers are not a parties to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person with respect to Taxes; (11) to Sellers' knowledge, no taxing authority will claim or assess any additional Taxes against Sellers for any period for which Tax Returns have been filed; (12) no claim has ever been made by a taxing authority in a jurisdiction where

         Sellers do not file Tax Returns that Sellers are or may be subject to Taxes assessed by such jurisdiction; (13) Sellers do not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (14) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to Sellers for the past three years have been furnished or made available to Parent; (15) Sellers have disclosed on each Tax Return filed by Sellers all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; and (16) except as set forth on SCHEDULE 4.18, no sales or use tax will be payable by Sellers as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of this transaction.

         4.19 Restrictions on Business Activities. With respect to the Acquired Assets, there are no agreements (non-compete or otherwise), commitment, judgment, injunction, order, or decree to which Sellers are parties or otherwise binding on Sellers, the Hancock Communities Business or the Acquired Assets that has or reasonably could be expected to have the effect of prohibiting or impairing the conduct necessary or required by Buyers to continue to operate the Hancock Communities Business as conducted prior to the Closing.

         4.20 Intellectual Property. SCHEDULE 4.20 sets forth a description of the Intellectual Property for which Sellers have rights to use in the conduct of the Hancock Communities Business. The conduct of the Hancock Communities Business as presently conducted and the conduct and the use and exploitation of the Intellectual Property do not infringe or misappropriate any rights held or asserted by any person, and no person is infringing on the Intellectual Property. Except as set forth in the Acquired Contracts, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, invalidity, unenforceability, or misappropriation or like claim, action, or proceeding.

         4.21 Litigation. Except as set forth on SCHEDULE 4.21, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or, to the Knowledge of Sellers, threatened against Sellers or any other party before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any effect upon Sellers, the Acquired Assets, or the Hancock Communities Business. Except as set forth on SCHEDULE 4.21, neither Sellers nor any other party is subject to any continuing court or administrative order, writ, injunction, or decree applicable to the Hancock Communities Business or to their property or employees, and neither Sellers nor any other party is in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality applicable to the Hancock Communities Business.

         4.22 Employees. Attached as SCHEDULE 4.22 is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation and sick time, sick pay, and other compensation and benefits and perquisites, including the provision of company owned automobiles, of all the employees and agents of Sellers whose work relates, directly or indirectly, to the Hancock Communities Business. To the Knowledge of Sellers, no key employee of Sellers, and no group of Sellers' employees, has any plans to terminate his, her, or its employment. Sellers are not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages that may effect Sellers, the Acquired Assets, or the Hancock Communities Business. Sellers are in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Except as set forth in
SCHEDULE 4.22 and for matters referred to in Section 3.5, Sellers may terminate any employee, with or without cause, without liability or obligation other than for salary and bonuses accrued through the date of any such termination and for the obligations of Sellers referred to in Section 4.23 below.

         4.23 Employee Benefit Plans.

                  A. With respect to all employees and former employees of Sellers, except as set forth in SCHEDULE 4.23, Sellers do not presently maintain, contribute to, or have any liability (including current or potential multi-employer plan withdrawal liability under ERISA) under any: (1) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA; (2) defined contribution retirement plan or arrangement designed to satisfy the requirements of section 401(a) of the Code, which is an employee pension benefit plan, (3) defined benefit pension plan or arrangement designed to satisfy the requirements of Section 401(a) of the Code, which is an employee pension benefit plan; (4) "multi-employer plan" as such term is defined in Section 3(37) of ERISA; (5) unfunded or funded medical, health, or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by Section 4980B of the Code or Sections 601 through 609 of ERISA; or (6) any other employee welfare benefit plan.

                  B. With respect to each of the employee benefit plans listed in SCHEDULE 4.23, Sellers have furnished to Buyer true and complete copies of: (1) the plan documents (including any related trust agreements); (2) the most recent determination letter received from the Internal Revenue Service; (3) the latest actuarial valuation; (4) the latest financial statement; (5) the last Form 5500 Annual Report; and
         (6) all related trust agreements, insurance contracts, or other funding agreements which implement such employee benefit plan. Neither Sellers, nor any of their respective officers, partners, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

                  C. With respect to each plan listed in SCHEDULE 4.23: (1) Sellers have performed all obligations required to be performed by them under each such plan and each such plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, rules, and regulations, including but not limited to the Code and ERISA; (2) there are no actions, suits, or claims pending or threatened or anticipated (other than routine claims for benefits) against any such plan; (3) each such plan can be amended or terminated after the Closing in accordance with its terms, without liability to Sellers, Parent or Buyers; and (4) there are no inquiries or proceedings pending or threatened by the Internal Revenue Service or the Department of Labor with respect to any such plan.

                  D. With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in
         SCHEDULE 4.23, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

                  E. Each plan listed in SCHEDULE 4.23 that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code and nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such plan or trust to fail to qualify under Section 401(a) of the Code.

         4.24 Insurance. SCHEDULE 4.24 lists and briefly describes each insurance policy and fidelity bond, including performance improvement bonds, maintenance bonds, labor and material bonds and other bonds related to the Real Property (collectively, the "BONDS"), maintained by Sellers with respect to their properties or business, and sets forth the date of expiration of each such insurance policy. All of such insurance policies and Bonds are in full force and effect and Sellers are not in default with respect to its obligations under any of such insurance policies or Bonds. Except as set forth on SCHEDULE 4.24, there is no claim of Sellers pending under any of such policies or Bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or Bonds and there has been no threatened termination of, or material premium increase with respect to, any of such policies. The insurance coverage of Sellers are customary for entities of similar size engaged in similar lines of business.

         4.25 Affiliate Transactions. Except as set forth on SCHEDULE 4.25, neither Sellers nor any employee, officer, member, shareholder or affiliate thereof, or any member of their immediate family, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) has any agreement with Sellers or any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Hancock Communities Business. For purposes of the preceding sentence, the members of the immediate family of a person shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such person.

         4.26 Compliance with Laws. Sellers and their officers, agents, employees, members, shareholders and affiliates have substantially complied with all Applicable Laws which affect the Hancock Communities Business or the Acquired Assets. No claims have been filed against Sellers alleging a violation of any Applicable Laws, except as set forth in SCHEDULE 4.26. Without limiting the generality of the foregoing, Sellers have not violated, or received a notice or charge asserting any violation of, OSHA, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. Sellers have not given or agreed to give any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, or any other person in a position to assist or hinder Sellers in connection with any actual or proposed transaction.

         4.27 Permits.

                  A. Sellers possess all approvals, authorizations, certificates, consents, franchises, licenses, and permits necessary for the lawful conduct of their business, the absence of which would materially and adversely affect the Hancock Communities Business or Acquired Assets (collectively, the "PERMITS"). SCHEDULE 4.27 sets forth a list of Permits (including the expiration dates of the Permits for Parent's review). Such Permits are in full force and effect, no violations have occurred with respect thereto, and to the best knowledge of Sellers, no basis exists for any limitation, revocation or withdrawal thereof.

                  B. Sellers also possess (or there have been granted by the applicable governmental authorities with respect to the Real Property) the subdivision, development, construction and sale permits, and other authorizations, approvals, and entitlements set forth in SCHEDULE 4.27 (collectively "LAND USE ENTITLEMENTS"). With respect to the Real Property, no approvals are required as of the Closing from any governmental agency to complete the development and construction of homes and the sale thereof in the respective Real Property, there are in full force and effect validly issued building permits for each home under construction or completed and Sellers have no notice of any pending or threatened moratorium or other restriction that would preclude the obtaining of building permits for any homes on such Real Property not yet under construction or for which building permits have not been obtained. No decision-making body has denied or withheld any material Land Use Entitlements.

         4.28 Membership Records; Minute Books. The minute books of Sellers made available to Parent are the only minute books of Sellers and contain an accurate summary of all meetings of directors (or committees thereof) and members or shareholders or actions by written consent since the time of incorporation of Sellers.

         4.29 Disclosure. Neither this Agreement nor any of the Schedules or Exhibits hereto contains any untrue statement of a material fact or, to the Knowledge of Sellers, omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Parent or Buyers which materially adversely affects or could reasonably be anticipated to materially adversely affect the financial condition, results of operations, customer, employee or supplier relations, business condition, or prospects of Sellers, the Hancock Communities Business or the Acquired Assets.


                                    ARTICLE V
                     CONDUCT OF SELLERS PENDING THE CLOSING

         Sellers hereby covenant and agree that from the date hereof to the Closing Date:

         5.1 Conduct of Business Pending the Closing. Except as specifically contemplated in this Agreement, Sellers shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all Applicable Laws and past custom and practice, and Sellers will not, directly or indirectly, do or permit to occur any of the following without the prior written consent of
Parent:

                  A. Cancel or terminate or permit to be canceled or terminated Sellers' current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect;

                  B. Sell, lease, encumber, or otherwise dispose of any of the Acquired Assets other than, in the case of lots and homes held for sale in the ordinary course, the sale of such lots or homes in the ordinary course of Hancock Communities Business as previously conducted;

                  C. Except in the ordinary course of business, consistent with historical practices, acquire or enter into any option or other agreement to acquire any Real Property or other Acquired Assets;

                  D. Default under any material contract, agreement, commitment, or undertaking;

                  E. Violate or fail to comply with any Applicable Laws;

                  F. Fail to maintain and repair the Acquired Assets in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                  G. Except in the ordinary course of business, consistent with historical practices, enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

                  H. Except in the ordinary course of business, consistent with historical practices, modify or terminate any of the Acquired Contracts or enter into any new Acquired Contracts;

                  I. Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

                  J. Issue or create any additional shares or membership units of Sellers;

                  K. Issue or create any warrants, obligations, subscriptions, options, or other commitments under which any additional shares or membership units of Sellers might be directly or indirectly authorized, issued, or transferred, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

                  L. Except in the ordinary course of business, consistent with historical practices, pay any obligation or liability, fixed or contingent, other than current liabilities;

                  M. Waive or compromise any right or claim (other than as required to resolve any pending or threatened litigation disclosed in the Schedules attached hereto) or warranty claims;

                  N. Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.11; or

                  O. Agree to do any of the actions described in the preceding clauses A through N.

         5.2 Business Relationships. Sellers will exercise their best efforts to:

                  A. preserve intact the Acquired Assets and any assets associated with the Hancock Communities Business;

                  B. maintain all facilities and equipment in good condition, ordinary wear and tear excepted;

                  C. keep available the services of Sellers' officers and employees as a group; and

                  D. maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with Sellers.

         5.3 Notification of Certain Matters. Sellers shall:

                  A. confer on a regular basis with representatives of Parent and Buyers and report operational matters and the general status of ongoing operations;

                  B. notify Parent of any material adverse change in the normal course of their business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated);

                  C. not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing; and

                  D. promptly notify Parent if Sellers shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Employment. Sellers shall be responsible for any severance and/or other payments, including, but not limited to, other compensation, benefits, and perquisites, incurred in connection therewith and during the period prior to the Closing Date. Subject to Section 3.5, immediately after the Closing, Buyers will agree to hire such employees of Sellers on an "at will" basis as Greg Hancock determines are necessary after consultation with Parent and in its sole discretion, and Sellers will cooperate with Buyers to that end; PROVIDED, HOWEVER, that Buyers hereby agree to engage Greg Hancock as an employee of Buyers and as President of Buyers pursuant to the terms of that certain employment agreement, to be entered into, by and between Parent, Buyers and Greg Hancock, in the form attached hereto as EXHIBIT C (the "HANCOCK EMPLOYMENT AGREEMENT").

         6.2 Break-up Fee. If the transactions contemplated by this Agreement are not consummated due to a material breach of any representation, warranty, or covenant of Sellers as contained herein and, prior to January 29, 2002, any of such parties sign a letter of intent or other agreement relating to the acquisition of the Acquired Assets, or any assets associated with the Hancock Communities Business, in whole or in part, whether through purchase, merger, consolidation, or other business combination (other than sales of inventory or immaterial portions of Sellers' assets in the ordinary course) and such transaction is ultimately consummated, then immediately upon such closing, Sellers shall pay to Parent the sum of $500,000 (the "BREAK-UP FEE").

         6.3 No Negotiations. Sellers shall not, directly or indirectly, through any officer, director, agent, member, shareholder, affiliate or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, employees, or agents) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or part of the Acquired Assets, or any assets associated with the Hancock Communities Business, or any equity interest in Sellers, or other similar transaction or business combination involving Sellers or such assets or business, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Sellers shall promptly notify Parent if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry, or contact as Parent may request.

         6.4 Public Announcements. The parties hereto shall not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); PROVIDED, HOWEVER, that Parent may make any disclosure or announcement that, in the opinion of its counsel, it is obligated to make pursuant to applicable law or regulation of the New York Stock Exchange or any national securities exchange, as applicable; PROVIDED FURTHER, that, upon execution of this Agreement, Parent may make a public announcement of such occurrence in a press release.

         6.5 Confidentiality. Except as otherwise required by law or the rules of any exchange on which any securities of a party shall be listed, all proprietary information concerning a party provided to the other party (oral, written or otherwise) in connection with this Agreement and the transactions contemplated hereby, including all documents and copies of documents or papers containing proprietary information ("EVALUATION INFORMATION") will be kept in confidence by the receiving party. The party receiving such Evaluation Information will take reasonable steps necessary to ensure the confidentiality of the Evaluation Information by itself, its employees, agents, consultants, advisors, members, shareholders and affiliates. Evaluation Information does not include information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its affiliates or representatives; (ii) was within or comes into the receiving party's possession, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the party providing the information; (iii) is disclosed by the receiving party to others with the consent of the other party; (iv) is required to be disclosed to any lender under existing credit facilities, or (v) is independently developed by the receiving party. All Evaluation Information will be returned to the appropriate party or destroyed if the Closing does not occur.

         6.6 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Sellers agree that they, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Parent, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Parent, for the purpose of assigning, transferring, granting, conveying, and confirming to Buyers, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Parent or Buyers, Sellers further agree to prosecute or otherwise enforce in its name for the benefit of Parent or Buyers, any claims, rights, or benefits that are transferred to Buyers by this Agreement and that require prosecution or enforcement in its name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyers' expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Sellers. After the Closing and for a period of 6 months, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues which may arise in the transition of the Hancock Communities Business.

         6.7 Right to Enter and Inspect. From time to time prior to the Closing, Parent or Buyers may enter the Real Property and other property of Sellers with Parent's or Buyers' representatives, contractors, and agents to examine the Real Property and the Acquired Assets, conduct soil tests, environmental studies, engineering feasibility studies, and other tests and studies, and otherwise to evaluate, inspect and examine the Acquired Assets and the Hancock Communities Business and affairs of Sellers. Sellers will make available to Parent or Buyers, at Parent's or Buyers' request and expense for copying by Parent or Buyers at any reasonable time after the Closing Date, any and all books and records of Sellers relating, directly or indirectly, to the Hancock Communities Business or the Acquired Assets which are reasonably necessary with respect to Parent's or Buyers' ongoing operations for inspection. Nothing herein shall be construed as imposing upon Parent or Buyers any obligation or liability for the fact of its discovery or required disclosure of any defect or problem with any of the Acquired Assets or Real Property. Parent and Buyers, jointly and severally, shall indemnify and defend Sellers, their officers, directors, members, managers, employees, representatives and agents, from all claims and liabilities, or mechanics' or materialmens' liens which may be asserted against Sellers, or any of the foregoing, as a result of any negligent or willful misconduct in connection with the inspection or investigation made by Parent, Buyers or their representatives.

         6.8 [Intentionally Omitted].

         6.9 [Intentionally Omitted].

         6.10 [Intentionally Omitted].

         6.11 Tax on Prior Sales. To the extent such certificates are prepared by the applicable state taxing authority, if applicable, Sellers agree to furnish to Buyers certificates from the state taxing authorities and any related certificates that Buyers may reasonably request as evidence that all sales and use tax liabilities of Sellers accruing before the Closing Date have been fully satisfied or provided for.

         6.12 Transfer of Permits. Sellers will use their best efforts to assist Buyers to effect the assignment or other transfer of Permits, to the extent such Permits are transferable, from Sellers to Buyers as of or as soon as practicable after the Closing Date.

         6.13 Performance Bonds. Buyers and Parent will replace all performance bonds on properties acquired hereunder prior to Closing.

         6.14. Tash Note. Prior to the Closing, Sellers will modify the note relating to the Tash property to: (i) make the note non-recourse and (ii) terminate any balloon payments relating to zoning conditions.

         6.15 Mission Royale. Prior to the Closing, Greg Hancock will deliver to Parent a letter of understanding, executed by the owner of the Mission Royale property (the "OWNER"), providing that (i) in the event the Mission Royale property is not sold to Del Webb or its successors or assigns, HC Builders, or its successors or assigns (including specifically Buyers who are obtaining Sellers' rights to this property at Closing hereunder), will have the right to develop the Mission Royale property in accordance with the terms of a definitive agreement to be entered into by the Owner and HC Builders, or its successors or assigns (including Buyers), or

(ii) upon the sale of the Mission Royale property, the agreed to amount advanced by HC Builders will be repaid by the Owner in accordance with the terms mutually acceptable to HC Builders, or its successors or assigns (including Buyers), and the Owner.

                                   ARTICLE VII
                                   CONDITIONS

         7.1 Conditions to Obligation of Sellers. The obligations of Sellers to close this transaction are subject to the satisfaction, in their sole and absolute discretion (or waiver by it in writing), of the following conditions on and as of the Closing:

                  A. Absence of Certain Actions and Events. There shall not be threatened, instituted, or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign: (1) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; or (2) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto); and there shall not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any federal, state, or foreign court, government, or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in clauses (1) and (2) or otherwise prohibit consummation of the transactions contemplated hereby.

                  B. Truthfulness of Representations and Warranties. The representations and warranties of Parent and Buyers set forth in
         Article 3 shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date.

                  C. Compliance. Parent and Buyers shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

                  D. Asset Agreement and Real Property Agreement. The Asset Agreement and the Real Property Agreement will have been executed and performed by each of the parties thereto.

         7.2 Conditions to Obligations of Parent and Buyers. Parent's and Buyers' obligations to close this transaction are subject to the satisfaction, in Parent's sole and absolute discretion (or waiver by Parent in writing), of the following conditions on and as of the Closing:

                  A. [Intentionally Omitted].

                  B. Financial Statements. Sellers shall have delivered to Parent the financial statements of the Hancock Communities Business, required to be included by Parent in its filings with the Securities Exchange Commission (the "SEC"), which financial statements shall comply with GAAP and Regulation S-X promulgated by the SEC.

                  C. Schedules. Sellers shall have delivered updated Schedules to Parent immediately prior to Closing.

                  D. Consents and Approvals. Sellers shall have obtained all consents and approvals set forth in SCHEDULE 4.5 hereto.

                  E. Absence of Material Adverse Developments. After the date hereof, neither Parent nor Buyers shall have discovered any fact or circumstance not disclosed herein regarding the Hancock Communities Business, the Acquired Assets, or the properties, condition (financial or otherwise), results of operations, or prospects of Sellers which is or could be, individually or in the aggregate with other such facts and circumstances, materially adverse to the Hancock Communities Business or the Acquired Assets.

                  F. No Damage or Destruction. After the date hereof, there shall have been no damage, destruction, or loss of or to any property or properties owned or used by Sellers, whether or not covered by insurance, which in the aggregate may have a material adverse effect on the Hancock Communities Business, the Acquired Assets or the financial condition, or results of operations of Sellers.

                  G. Environmental Matters. Parent shall be satisfied with the results of all environmental assessments made under the Real Property Agreement.

                  H. Title Insurance. Title Company shall be prepared to issue each Title Policy (and an endorsement thereto) as required by Sections
         4.1 and 5.2 of the Real Property Agreement.

                  I. Closing Balance Sheet.

                  Parent shall have received, at least five (5) days prior to the Closing, the Closing Balance Sheet.

                  J. Absence of Certain Actions and Events.

                           (1) There shall not be threatened, instituted, or
                  pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign: (a) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; (b) seeking to prohibit direct or indirect ownership or operation by Buyers of all or a material portion of the Hancock Communities Business or the Acquired Assets, or to compel Parent or Buyers or any of their subsidiaries to divest of or to hold separately all or a material portion of the business or the Acquired Assets as a result of the transactions contemplated hereby; (c) seeking to impose or confirm limitations on the ability of Parent or Buyers effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets; (d) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Parent or Buyers as a result of the transactions contemplated by this

                  Agreement; (e) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto); or (f) which otherwise might materially adversely affect Parent or Buyers or any of their subsidiaries as determined by Parent;

                           (2) There shall not be any action taken, or any
                  statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any federal, state, or foreign court, government, or governmental authority or agency, which may, directly or indirectly, prohibit consummation of the transactions contemplated hereby; and

                           (3) There shall not have occurred any of the
                  following events having a material adverse effect on Parent or
                  Buyers: (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions; (b) a commencement of war, armed hostilities, or other international or national calamity directly or indirectly involving the United States; or (c) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

                  K. Truthfulness of Representations and Warranties. The representations and warranties of Sellers in this Agreement and in any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date.

                  L. Compliance. Sellers shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with them hereunder at or prior to the Closing.

                  M. Non-Compete Agreements. Parent shall have received a Non-Compete Agreement executed by American West in the form of EXHIBIT D attached hereto (the "AMERICAN WEST NON-COMPETE AGREEMENT") and a Non-Compete Agreement executed by each of the Hancock Officers in the form of EXHIBIT E attached hereto (the "HANCOCK OFFICERS NON-COMPETE AGREEMENTS").

                  N. [Intentionally Omitted].

                  O. License. The parties hereto will have executed and delivered the License described in Sections 8.1I.

                  P. Releases. Parent shall have received releases in form and substance acceptable to it of all Hancock Officers in respect of the loans paid off.

                  Q. Asset Agreement. Parent shall have performed the Asset Agreement executed by all parties thereto and all conditions to Closing and closing deliveries thereto will be satisfied or made as the case may be.

                  R. Real Property Agreement. Parent shall have performed the Real Property Agreement executed by all parties thereto and all conditions to Closing and closing deliveries thereto will be satisfied or made as the case may be.

                  S. Tash Note. Sellers will have modified the Tash note in accordance with Section 6.14.

                  T. Mission Royale. Sellers will have delivered the letter of understanding in accordance with Section 6.15.


                                  ARTICLE VIII
                                     CLOSING

         8.1 Sellers' Obligations. In addition to any other documents required to be delivered by Sellers at Closing, Sellers shall deliver to Parent at Closing the following documents, all in form and substance reasonably satisfactory in all respects to Parent and its counsel:

                  A. Deed. A Special Warranty Deed ("DEED") for each parcel comprising the Real Property owned by Sellers in fee, in form substantially similar to EXHIBIT G hereto, and an Assignment and Assumption Agreement ("ASSUMPTION AGREEMENT") for each parcel comprising the Real Property in which Sellers have an optionee's interest, in form substantially similar to EXHIBIT L hereto, subject to no defects, exceptions, easements, encumbrances, covenants, conditions, restrictions, mining claims or liens, except the Approved Title Exceptions.

                  B. Affidavit of Property Value. An Affidavit of Property Value for each parcel comprising the Real Property as required by law.

                  C. FIRPTA Affidavit. An Affidavit, signed and acknowledged by Sellers under penalties of perjury, certifying that Sellers are not nonresident aliens, foreign corporations, foreign partnerships, foreign trusts, foreign estates, or other foreign persons within the meaning of
         Section 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the associated Treasury Regulations.

                  D. Bill of Sale. An executed Bill of Sale and Assumption Agreement dated as of the Closing Date, conveying to Buyers all of Sellers' right, title, and interest in and to the Acquired Assets in the form attached hereto as EXHIBIT H shall have been delivered by each Seller.

                  E. Acquired Contracts. Executed assignments of all Acquired Contracts (with consents if required) (the "CONTRACT ASSIGNMENTS").

                  F. Lease Assignments. Lease assignments (the "LEASE ASSIGNMENTS") with respect to each parcel of real estate or any item of personal property which is leased by Sellers and which is to be assumed by Buyers hereunder, properly executed and acknowledged by Sellers, and accompanied by all consents and estoppels of lessors required by this Agreement and the Property Leases and other leases being assigned.

                  G. American West Non-Compete Agreement. The American West Non-Compete Agreement executed by American West.

                  H. [Intentionally Omitted].

                  I. Exclusive License and Release. An exclusive license and release executed by American West and Malcolm Compton (the "LICENSE"), pursuant to which (i) Parent and Buyers, and their affiliates, will be granted the right to use (exclusively in Arizona and non-exclusively elsewhere, but in any event, not in Nevada) the architectural drawings, plans and designs prepared by Mr. Compton (C614, 908, 608-1, 614, R608, P608, 9040, 308, 602, 904, 609, 608, 99050, 604, 607, 303, 304, G0608,
         610, 612, 603, G605, 611, 905, M905, S906EX, E204 and E205).; (ii)
         American West and Malcolm Compton acknowledge that they have no interest in any other architectural drawings, plans or designs used by Sellers; and (iii) Malcolm Compton will be paid a $75 royalty fee per home for the use of the identified architectural plans for a period to be agreed upon.

                  J. Permits. Executed assignments of all assignable Permits issued to Sellers by any governmental entity or vendor, to the extent assignable.

                  K. Books and Records. All books, records, and other data relating to the Hancock Communities Business and/or Acquired Assets.

                  L. Resolutions. Copies of the texts of the resolutions by which the corporate action on the part of Sellers and American West and their shareholders and members necessary to approve this Agreement and the transactions contemplated hereby were taken and certificates executed on behalf of Sellers and American West by their corporate secretaries or of their assistant corporate secretaries certifying to Parent and Buyers that such copies are true, correct and complete copies of such corporate action or resolutions and that such corporate action and resolutions were duly adopted and have not been amended or rescinded.

                  M. Legal Opinion. Parent and Buyers shall have received an opinion from the Lubbers Law Group and Titus, Brueckner & Berry, addressed to Parent and Buyers, in a form reasonably acceptable to Parent and its counsel.

                  N. Consents. The consents contemplated by Section 7.2.

                  O. Title Policies. The Title Policies contemplated by Section
         5.2 of the Real Property Agreement.

                  P. Other Documents. Such other documents as Parent or Buyers or its counsel or any lender of Parent or Buyers may reasonably request in order to effectuate the transactions contemplated under this Agreement.

         8.2 Parent's or Buyers' Obligations. Parent or Buyers shall deliver to Sellers at Closing the following, all in form and substance reasonably satisfactory in all respects to Sellers and Sellers' counsel:

                  A. Purchase Price. The Purchase Price contemplated by Section 2.5, to the extent payable at Closing.

                  B. Indemnification Agreement.The executed Indemnification Agreement.

                  C. [Intentionally Omitted].

                  D. Performance Bonds. Evidence of the replacement performance bonds contemplated by Section 6.13.

                  E. Other Documents. Such other documents as Sellers or Sellers' counsel may reasonably request in order to effectuate the transactions contemplated under this Agreement.

         8.3 Transfer Fees, Title Costs, and Closing Costs and Other Fees; Prorations.

                  A. Title Policy Fees. Sellers will pay the standard form premium for each Title Policy and Parent and Buyers will pay the costs of extended coverage and special endorsements as set forth in Section
         5.2 of the Real Property Agreement.

                  B. Documentary Taxes and Transfer Taxes. Sellers will pay any documentary transfer tax, stamp tax, real estate conveyance tax or similar tax or fee due and payable in connection with this transaction.

                  C. Recording and Other Fees. Recording fees for each Deed, rollup or catch up tax, if any, will be paid by Sellers. Sellers shall also pay all fees and expenses, including assumption and transfer fees actually incurred by Sellers in obtaining any consents and approvals required to be obtained by Sellers under this Agreement or otherwise in consummating the transactions contemplated by this Agreement; (provided nothing herein shall require Sellers to pay any cost or incur any expense with respect to (1) either Parent's or Buyers' HSR Act requirements (which expenses will be borne by Parent or Buyers), (2) Buyers' organizational approvals or consents, or (3) the assumption of any loan or waiver of any due-on sale clause by any lender, and provided, further, that wherever this Agreement may require exercise of "best efforts" to obtain a consent it shall not be deemed to impose upon Sellers a duty to pay any consideration, fee or other sum of an inducement nature to such party).

                  D. Prorations.

                           (1) Taxes and Assessments. Real estate ad valorem
                  taxes and general and special assessments, utilities, rents, and payments on Acquired Contracts will be prorated as of the Closing Date, based upon the most current information then available. If, at the Closing, actual tax or assessment information is not available, then, following the Closing and within twenty (20) days of receipt by either Parent, Buyers or Sellers of the actual tax or assessment information, Parent, Buyers and Sellers will re-prorate real estate taxes and assessments among themselves and make any necessary adjusting payments.

                           (2) Basis of Prorations. All prorations and/or
                  adjustments called for in this Agreement will be made on the basis of a 30-day month unless otherwise specifically instructed in writing by Sellers and Parent.

                  E. Taxes. Sellers shall pay any sales or similar taxes or assessments relating to the sale of the Acquired Assets by Sellers to Buyers.

                  F. Other Fees. Subject to Section 6.2 and except as otherwise specifically provided in this Agreement, each party shall bear its own legal and accounting fees and other expenses relating to the transactions contemplated by this Agreement.


                                   ARTICLE IX
                            SURVIVAL AND INDEMNITIES

         9.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two years. Notwithstanding the foregoing, the representations and warranties contained in:

                  A. Section 4.17 (Environmental Matters), Section 4.18 (Tax Matters), and all claims for damages based upon or arising out of fraud, intentional misstatement, or any Excluded Liabilities will survive until the expiration of the applicable statute of limitations; and

                  B. Section 4.2 (Authority) will survive the Closing Date indefinitely and will never expire.

         9.2 Nature of Statements. All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Sellers, Parent or Buyers pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Sellers, Parent or Buyers, as the case may be.

         9.3 Arbitration. Except as provided in Section 2.5, any other dispute, controversy or claim, whether contractual or non-contractual, between Parent, Buyers and Sellers arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement or otherwise relating to this Agreement, unless mutually settled by Parent, Buyers and Sellers, shall be resolved in accordance with the Dispute Resolution Procedures attached as
EXHIBIT I.

         9.4 Indemnification Agreement. Except as provided in Article X, the sole remedies for breach of this Agreement, the Real Property Agreement, or the Asset Agreement are specified in the Indemnification Agreement.

                                    ARTICLE X
                              TERMINATION/REMEDIES

         10.1 Termination. This Agreement shall be considered terminated at any time:

                  A. By mutual written consent of duly authorized officers of Parent and Buyers and Sellers;

                  B. By Buyer, pursuant to Section 5.2 of the Real Property Agreement; or

                  C. By either Parent and Buyers or Seller if the other party breaches any of its material representations, warranties, or covenants contained herein.

                  D. After July 2, 2001, if not closed by then.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Parent, Buyers or Sellers or their respective shareholders, members, officers, or directors, except (i) each party shall remain obligated for its obligations under Section 6.5, (ii) Sellers shall remain obligated for the obligations set forth in Section 6.2., and (iii) the Deposit provisions set forth in Section 2.5D will remain in effect.

         10.3 Specific Performance. Upon the pricing of the Financing (provided that such pricing is no later than June 1, 2001), the parties to this Agreement will have the right to obtain specific performance of the other parties' obligations to close in the event that such parties fail to close this Agreement in accordance with the provisions of Section 2.1; PROVIDED, HOWEVER, that the party seeking specific performance cannot be in material breach of this Agreement; provided further that the right to seek specific performance shall be waived if Buyers elect to extend closing to a date after June 1, 2001 in accordance with Section 2.1. The party who is entitled to specific performance must file and serve an action within 10 business days of the originally scheduled Closing or waive any right to seek specific performance.


                                   ARTICLE XI
                               GENERAL PROVISIONS

                  11.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when
         (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

                  If to Buyers:         Meritage Corporation
                                        6613 North Scottsdale Road,
                                        Suite 200

                                        Scottsdale, Arizona 85250
                                        Phone: (602) 998-8700
                                        FAX: (602) 998-9162
                                        Attn: Chief Financial Officer

                  With a copy to:       Snell & Wilmer L.L.P.
                                        One Arizona Center
                                        Phoenix, Arizona 85004-0001
                                        Phone: (602) 382-6252
                                        FAX:  (602) 382-6070
                                        Attn: Steven D. Pidgeon, Esq.

                  If to Sellers         American West Homes, Incorporated
                                        250 Pilot Road, Suite 140
                                        Las Vegas, Nevada  89119
                                        Attn:  Chief Financial Officer

                                        Hancock Communities, L.L.C.
                                        4369 N. 66th Street
                                        Scottsdale, Arizona  85251
                                        Attn: Greg Hancock


                  With a copy to:       The Lubbers Law Group
                                        2500 W. Sahara Avenue, Suite 206
                                        Las Vegas, Nevada  89102
                                        Phone: (702) 257-7575
                                        FAX:  (702) 257-7572
                                        Attn: Ed Lubbers, Esq.


                                        Titus, Brueckner & Berry, P.C.
                                        7373 N. Scottsdale Road, Suite B252
                                        Scottsdale, Arizona  85253
                                        Phone: (480) 483-9600
                                        FAX:  (480) 483-3215
                                        Attn: Jon A. Titus, Esq.

         11.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         11.3 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules.

         11.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyers may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Buyers or their successor of their primary liability for all obligations of Buyers hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyers may be merged or consolidated or to which Buyers transfer all or substantially all of their assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyers hereunder. Any assignment in violation of the provisions of this Agreement shall be null and void.

         11.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         11.6 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

         11.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         11.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         11.11 Binding Effect. Subject to the provisions and restrictions of
Section 11.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         11.12 Construction. References in this Agreement to "Sections", "Articles", "Exhibits", and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         11.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Phoenix, Arizona time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         11.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         11.15 Commission. Upon the Closing of the transactions contemplated hereby, Sellers will pay a commission to David Cornwall in the amount of $500,000. American West will pay 55% of such commission and Greg Hancock will pay 45% of such commission.

         11.16 Entire Agreement. This Agreement, the Asset Agreement, the Real Property Agreement and the Indemnification Agreement, and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "AGREEMENTS") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                                            MERITAGE CORPORATION,
                                            a Maryland corporation


                                            -----------------------------------
                                            By:
                                            Its:


                                            HANCOCK-MTH BUILDERS, INC,
                                            an Arizona corporation


                                            -----------------------------------
                                            By:
                                            Its:

                                            HANCOCK-MTH COMMUNITIES, INC,
                                            an Arizona corporation


                                            -----------------------------------
                                            By:
                                            Its:




                [SIGNATURE PAGE TO MASTER TRANSACTION AGREEMENT]

                                            HC BUILDERS, INC.,
                                            an Arizona corporation


                                            -----------------------------------
                                            By:
                                            Its:

                                            HANCOCK COMMUNITIES, L.L.C.,
                                            an Arizona limited liability company


                                            -----------------------------------
                                            By:
                                            Its:

                [SIGNATURE PAGE TO MASTER TRANSACTION AGREEMENT]

EXHIBIT A

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("AGREEMENT") is being executed as of June ___, 2001 (the "EFFECTIVE DATE"). among MERITAGE CORPORATION, a Maryland corporation (the "MANAGER"), HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDERS") and HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation ("COMMUNITIES," and collectively with Builders, the "COMPANY"). Capitalized terms used herein, and not otherwise defined, will have the meanings ascribed to them in the Master Transaction Agreement dated as of May 7, 2001 (the "MASTER AGREEMENT").

                                    RECITALS

         A. The Company will purchase all or substantially all of the assets of the Hancock Communities Business pursuant to the Master Agreement. All capitalized terms contained herein and not otherwise defined will have the meaning ascribed to them in the Master Agreement.

         B. Greg Hancock will become President of the Company pursuant to an Employment Agreement between himself, Manager and the Company (the "EMPLOYMENT AGREEMENT").

         C. The Company desires that Manager provide certain corporate services and funding to the Company on the terms and conditions described herein, and Manager wishes to provide such services and funding to commence on the Effective Date.

                                   AGREEMENT:

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations, covenants and mutual agreements contained herein, the parties hereto agree as follows:

         1. DEFINITIONS.

                  A. "Capital" shall mean the sum of (i) the book value of the Company's assets less (ii) non-interest bearing liabilities due third parties (e.g., option and customer deposits, and trade payables), less
         (iii) Retained Earnings.

                  B. "Retained Earnings" shall mean all of the Company's net income beginning the first day of the first full month after the Closing, after giving effect to (by way of reduction) any Earn-Out Payments and taxes determined at the overall corporate rate of Manager and its consolidated subsidiaries.

                  C. "Capital Charge" shall be the annual rate of 10.5%; provided, however, that if Greg Hancock voluntarily terminates his employment with the Company or if Greg

         Hancock is terminated for Cause (as defined in the Employment Agreement), the Capital Charge will increase to 20%, and, provided, further, that the Company will be charged on any direct financings to the Company by a third party (which shall be limited to non-recourse seller carryback financing to the extent permitted by Manager's credit agreements), at the actual rate charged by the seller.

         2. SERVICES FEE. Manager, or any of its affiliates, will provide Services to the Company for a fee that is equal to any direct third-party costs paid by Manager and the fee will not include overhead costs; provided, however, that if Greg Hancock voluntarily terminates his employment with the Company or if Greg Hancock is terminated for Cause (as defined in the Employment Agreement), the Company will pay Manager a monthly fee equal to 1/12 of 5% of the Company's annual revenues payable at the end of each month.

         3. CAPITAL CHARGE. Manager, or its affiliates, will provide Capital to the Company at an interest rate equal to the Capital Charge. The Company will capitalize that portion of the Capital Charge deemed attributable to the Company's pro rata share of the Manager's and its subsidiaries' consolidated interest-bearing indebtedness that is capitalized in accordance with GAAP, and will expense the balance. Schedule A hereto set forth a sample calculation.

         4. TERM OF AGREEMENT; TERMINATION. The term of this Agreement shall commence on the Effective Date and shall continue for a period of thirty-six
(36) months (the "TERM").

         5. LIABILITIES. In furnishing the Company with the Services and Capital as herein provided, neither Manager nor any of its officers, directors, or agents shall be liable to the Company or its creditors, shareholders, officers, or employees for errors of judgment or for anything except willful malfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this Agreement.

         6. GOVERNING LAW AND VENUE. This Agreement shall be interpreted in accordance with the substantive and procedural laws of the State of Arizona. Any action at law or judicial proceeding instituted by either party relating to this Agreement shall be instituted only in the state or federal courts of the State of Arizona.

         7. ASSIGNMENT. No party shall assign the rights, nor delegate the duties existing hereunder, or otherwise dispose of any right, title, or interest in, or any part of this Agreement, without the prior written consent of the other party or parties.

         8. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and shall supersede all prior contracts, proposals, representations, negotiations, or letters pertaining to the Services and Capital, whether written or oral. The parties shall not be bound by, or be liable for any statement, representation, promise, inducement, or understanding of any kind not set forth in this Agreement. Changes of any of the provisions of this Agreement shall not be valid unless rendered to writing and signed by both parties.

         9. NO AGENCY. This Agreement shall not be deemed expressly or by implication to create an agency, employee, or servant relationship between or among any of the parties hereto, or any affiliates of the parties hereto for any purpose whatsoever.

         10. SEVERABILITY. Should any part, term, or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         11. SUCCESSORS AND ASSIGNS. This Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

         12. HEADINGS. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provision of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   MERITAGE CORPORATION,
                                   a Maryland corporation


                                   ____________________________________________
                                   By:
                                   Its:


                                   HANCOCK-MTH BUILDERS, INC.,
                                   an Arizona corporation


                                   ____________________________________________
                                   By:
                                   Its:

                                   HANCOCK-MTH COMMUNITIES, INC.,
                                   an Arizona corporation


                                   ____________________________________________
                                   By:
                                   Its:


                                   Consent and Acknowledgement of Greg Hancock:


                                   ____________________________________________
                                   Gregory S. Hancock




                    [SIGNATURE PAGE TO MANAGEMENT AGREEMENT]

                                   SCHEDULE A

                        SAMPLE CAPITAL CHARGE CALCULATION


                                     Meritage (w/o Hancock)            Hancock                  Total
                                     ----------------------            -------                  -----
Assets                                          $100                       $50                    $150
Non-Interest Bearing Liabilities                  40                        10                      50
                                                ----                       ---                    ----
"Deemed" Capital                                $ 60                       $40                    $100

                                                               Total interest bearing debt          60
                                                                                                  ----
                                                                  Consolidated GAAP equity          40
                                                                                                  ----

Assume 10% interest rate on consolidated debt and for the Capital Charge.(1) Assume 2/3 of the $6 in interest (10%) on consolidated debt (60) is capitalized per GAAP.

Hancock Capital Charge = 40 x 10% = 4

Amount capitalized = 50/150(2)(Hancock's share of consolidated interest) x $6 (total consolidated interest) x 2/3 (the % capitalized) = $1.33.

Amount expensed = $4 (Capital Charge) less $1.33 = $2.67.


--------
(1) Actual Capital Charge is 10.5%.
(2) This is the ratio of Hancock Assets to Total Assets. Manager will use Hancock real estate inventory to total real estate inventory.

EXHIBIT C


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is effective as of June ___, 2001 by and among MERITAGE CORPORATION, a Maryland corporation ("PARENT"), HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDER BUYER"), HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation ("SALES BUYER" and collectively with Builder Buyer, the "COMPANY") and GREG HANCOCK, an individual ("EMPLOYEE"). All capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Master Transaction Agreement by and among Parent, the Company and others dated May 7, 2001 ("MASTER AGREEMENT").

                                    RECITALS

         1. Pursuant to the Master Agreement, the Company will acquire all or substantially all of the assets of the Hancock Communities Business.

         2. Parent and the Company desire to obtain the consultation, coordination and management services of Employee, and Employee desires to provide such services to the Company, in accordance with the terms, conditions and provisions of this Agreement.

         3. Parent and the Company require, as a condition to the Closing and payment of the Purchase Price, that Employee provide to the Company the non-competition and confidentiality protections set forth herein.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations, covenants and mutual agreements contained herein, Parent, the Company and Employee agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as President of the Company, and Employee agrees to diligently perform the duties associated with such position, including, but not limited to the duties and responsibilities listed on EXHIBIT A attached hereto. Employee will report to a Co-CEO of the Parent (initially John Landon). Employee will devote substantially all of his business time, attention and energies to the business of the Company and will comply with the policies and guidelines established by the Company from time to time applicable to its senior management executives. However, Parent and Company acknowledge that Employee is engaged in homebuilding with an entity called Diamond Crest Homes in Los Angeles County and San Bernardino County, California, and is also an owner and engaged in certain real estate development activities (but not homebuilding) at Sundance in Maricopa County, Arizona, Florence Boulevard in Pinal County, Arizona, and with respect to the TASH, L.L.C. properties in Maricopa County, Arizona (collectively, the "OUTSIDE ACTIVITIES"). Consequently, Employee will, from time to time, devote some of his business time, attention and energies to the Outside

Activities. Parent and the Company consent to such Outside Activities as, and in the geographic areas, currently conducted provided they do not interfere in any material respect with Employee's primary duties and responsibilities to the Company.

         2. TERM. Employee will be employed under this Agreement for a term of three (3) years beginning on the date hereof (the "EFFECTIVE DATE") and ending on the third anniversary of the Effective Date, unless Employee's employment is terminated earlier pursuant to Section 7 or extended at the sole discretion of Parent.

         3. SALARY. The Company will pay Employee a base salary equal to $395,000 per year, pro rated as appropriate ("BASE SALARY"), plus additional compensation of $150,000 per year, pro rated, as appropriate, due and payable within thirty days of each calendar year end, as compensation for his assistance in operating the Meritage Phoenix division ("MERITAGE COMPENSATION"). Base Salary will be payable bi-weekly in accordance with the payroll practices of the Company as determined by Parent in effect from time to time. All of Employee's compensation (but not benefits) under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

         4. INCENTIVE COMPENSATION. Employee will be entitled to incentive compensation based on the achievement of certain performance targets specified in EXHIBIT B hereto, pro rated as appropriate (the "Bonus"). The Bonus will be due and payable within thirty days of each calendar year end.

         5. OPTION GRANT. Employee will be granted a four-year option to purchase 15,000 shares of common stock of the Parent at an exercise price that is equal to the market price of the Company's listed common stock as of the date the option is granted, pursuant to the Stock Option Agreement in the form attached as EXHIBIT C hereto, to be effective as of the date hereof, between the Company and Employee. The option will be granted one day following the Closing Date and will be subject to vesting at the rate of one-third (5,000 options) on each of the next three anniversary dates of the Closing Date. Employee's option rights will immediately vest in the event Employee is terminated by the Company or Parent without Cause (as defined herein).

         6. EMPLOYEE BENEFITS. During the term of this Agreement, the Company will provide to Employee such fringe benefits and other employee benefits as are regularly provided by Parent for its senior management (e.g., health and long-term disability insurance, paid vacation, etc.); PROVIDED, HOWEVER, that nothing herein shall preclude the Company or Parent from amending or terminating any employee benefit plans or programs.

         7. TERMINATION.

                  A. If Employee voluntarily terminates his employment with the Company or if the Company discharges Employee for Cause (as defined below), then the Company's obligations to pay the Base Salary and Bonus under this Agreement will terminate immediately, except for the payment of the Base Salary through the Date of Termination; PROVIDED, HOWEVER, that in the event that "Cause" is attributed to Employee's willful disregard of his primary duties to the Company, Employee must first be notified by the

         Company in writing and be given 10 days to cure such action or inaction to the reasonable satisfaction of the Company.

                  For purposes of this Agreement, "CAUSE" is defined to mean (i) Employee's wrongful misappropriation of any money or other assets or properties of the Company, or any subsidiary or affiliate of the Company, resulting, or intended to result, directly or indirectly, in substantial personal gain or enrichment to Employee; (ii) the conviction of Employee for any felony; (iii) engagement by Employee in conduct involving fraud, moral turpitude, dishonesty, gross misconduct, embezzlement, theft, or similar matters that are materially detrimental to the Company; or (iv) Employee's willful disregard of his primary duties to the Company.

                  B. If Employee's employment with the Company is terminated by the Company without Cause or as a result of Employee's death or Disability (as defined below), then the Company will be obligated to pay Employee's then current Base Salary and Meritage Compensation pursuant to Section 3 for one year and Bonus pursuant to Section 4 for the year in which termination occurs. For purposes hereof, "Disability" means a disability (as reasonably determined by the Company by its Board of Directors) that results in Employee being unable to fulfill his duties under this Agreement for 90 consecutive days. Nothing contained herein will affect or alter Employee's rights or privileges under legislation such as ERISA, Americans with Disabilities Act or any other existing or future federal or state employment related legislation

                  C. For purposes of this Agreement, "Date of Termination" shall mean (i) if the Agreement is terminated as a result of Employee's death, the date of Employee's death, (ii) if the Agreement is terminated by Employee, the date on which he delivers a notice of termination to the Company, (iii) if this Agreement is terminated by the Company for Disability, the date a notice of termination is given, or (iv) if Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given to Employee; or (v) upon Employee's voluntary resignation.

         8. RESTRICTIVE COVENANT. In consideration of Employee's employment and as an inducement for Company and Parent to enter into the Master Agreement, Employee hereby agrees to the following:

                  A. For five years from the date of this Agreement ("FIRST RESTRICTION PERIOD"), Employee will not, directly or indirectly, either as an employee, partner, owner, lender, director, adviser or consultant or in any other capacity or through any entity:

                           (1) except for Outside Activities as, and in the
                  geographic areas, currently conducted, engage in any homebuilding business within 100 miles of any Company or Parent project provided, however, that Employee may own less than 1% of any publicly traded homebuilder.

                           (2) recruit, hire or discuss employment with any
                  person who is, or within the six month period preceding the date of such activity was, an employee of the Company or Parent (other than as a result of a general solicitation for employment);

                           (3) solicit any customer or supplier of the Company
                  or Parent for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company or Parent.

                  B. For three years from the date of this Agreement ("SECOND RESTRICTION PERIOD"), Employee will not, directly or indirectly, either as an employee, partner, owner, lender, director, adviser or consultant or in any other capacity or through any entity:

                           (1) except for Outside Activities as, and in the
                  geographic areas, currently conducted, engage in any home sales, land banking, or land development businesses within 100 miles of any Company or Parent project provided, however, that Employee may be a passive investor, owning up to 25%, of any land banking or land development project;

                  C. Employee represents to the Company that he is willing and able to engage in businesses that are not competing businesses hereunder and that enforcement of the restrictions set forth in this
         Section 8 would not be unduly burdensome to Employee. Employee hereby agrees that the period of time provided for in this Section 8 and other provisions and restrictions set forth herein are reasonable and necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Employee. Employee further agrees that damages cannot compensate the Company in the event of a violation of this Section 8 and that, if such violation should occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee hereby covenants and agrees that, in the event any of the provisions of this Section 7 shall be violated or breached, the Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof. The prevailing party in any litigation, arbitration or similar dispute resolution proceeding to enforce this provision will recover any and all reasonable costs and expenses, including attorneys' fees.

                  D. Employee further agrees that the period of time in which this Section 8 is in effect shall be extended for a period equal to the duration of any breach of this Section 8 by Employee.

                  E. Notwithstanding anything to the contrary in this Section 8, if Employee's employment with the Company is terminated by the Company without Cause, the restrictions of this Section 8 will extend only for the period in which Greg Hancock continues to receive compensation pursuant to Section 7B, and will thereafter terminate.

         9. CONFIDENTIAL INFORMATION AND NON-DISCLOSURE.

                  A. It is understood that in the course of Employee's employment with Company, Employee will become acquainted with Company Confidential Information (as defined in subsection 9D below). Employee recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to the Company, and is and shall remain the exclusive property of the Company. Accordingly, Employee agrees that he will not, without the express written consent of the Company, during Employee's employment with the Company and thereafter or until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means, by persons unrelated to the Company, disclose to others, copy, make any use of, or remove from Company's premises any Company Confidential Information, except as Employee's duties may specifically require.

                  B. Employee acknowledges and agrees that a breach by Employee of the provisions of this Section 9 will cause Company irreparable injury and damage that cannot be reasonably or adequately compensated by damages at law. Employee expressly agrees that Company shall be entitled, without posting any bond, to injunctive or other equitable relief to prevent a threatened breach, breach or continued breach of this Section 9 in addition to any other remedies legally available to it.

                  C. Upon termination, whether for Cause or not, Employee shall promptly deliver to the Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information, or relating directly or indirectly to the business of the Company, in the possession or control of Employee.

                  D. Employee agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by the Company in enforcing this provision if it is determined that Employee breached this provision.

                  E. "COMPANY CONFIDENTIAL INFORMATION" shall mean confidential, proprietary information or trade secrets of Company including without limitation the following: (1) customer lists and customer information as compiled by Company; (2) Company's internal practices and procedures; (3) Company's financial condition and financial results of operation to the extent not generally available to the public; (4) supply of materials information, including sources and costs; (5) information relating to designs or other subject matter related to Company's business, strategic planning, manufacturing, engineering, purchasing, finance, marketing, promotion, distribution, and selling activities, whether now existing, or acquired, developed, or made available anytime in the future to Company; (6) all information which Employee has a reasonable basis to consider confidential or which is treated by Company as confidential; and (7) any and all information having independent economic value to Company that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Employee acknowledges that such information is Company Confidential Information.

         10. SEVERABILITY. In the event that a court of competent jurisdiction determines that the First Restriction Period is unenforceable, the First Restriction Period shall mean the period ending at least 3 years from the Effective date. If such alternative Second Restriction Period remains unenforceable, the Second Restriction Period shall mean the period ending at least 2 years after the Effective Date. If that alternative Second Restriction Period remains unenforceable, the Second Restriction Period shall mean the period ending at least 1 year after the Effective Date. In the event that a court of competent jurisdiction determines that the Second Restriction Period is unenforceable, the Second Restriction Period shall mean the period ending at least 2 years from the Effective date. If such alternative First Restriction Period remains unenforceable, the Second Restriction Period shall mean the period ending at least 1 year after the Effective Date. Additionally, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         11. INJUNCTIVE RELIEF. Employee acknowledges and agrees that the Company would be irreparably harmed by any violation of Employee's obligations under Sections 8 and 9 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

         12. ASSIGNMENT BY COMPANY. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect. Furthermore, the term "Company" shall mean all joint ventures (50% or more owned by Company), subsidiaries and parent companies of Company (whether corporate, partnership or other form).

         13. ENTIRE AGREEMENT. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by Parent, the Company and Employee.

         14. GOVERNING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Arizona.

         15. NOTICE. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

               if to Parent or Company:    Meritage Corporation
                                           6613 North Scottsdale Road, Suite 200
                                           Scottsdale, Arizona 85250
                                           Attention: Chief Financial Officer

               With a copy to:             Snell & Wilmer L.L.P.
                                           One Arizona Center
                                           Phoenix, Arizona 85004-0001
                                           Phone: (602) 382-6252
                                           FAX:  (602) 382-6070
                                           Attn:  Steven D. Pidgeon, Esq.

               if to Employee:             Greg Hancock
                                           4369 N. 66th Street
                                           Scottsdale, Arizona 85251
                                           FAX: (480) ____________

               With a copy to:             Titus, Brueckner & Berry, P.C.
                                           7373 N. Scottsdale Road, Suite B252
                                           Scottsdale, Arizona 85253
                                           Phone: (480) 483-9600
                                           FAX:  (480) 483-3215
                                           Attn:  Jon A. Titus, Esq.

         16. ARBITRATION. Any dispute, controversy, or claim, whether contractual or non-contractual, between the parties hereto arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the parties hereto, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any arbitration shall be conducted by arbitrators approved by the AAA and mutually acceptable to Company and Employee. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. If the parties hereto are unable to agree on the arbitrator(s), then the AAA shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitrator(s) shall award compensatory damages to the prevailing party. The arbitrator(s) shall have no authority to award consequential or punitive or statutory damages, and the parties hereby waive any claim to those damages to the fullest extent allowed by law. The arbitration award shall be in writing and shall include a statement of the reasons for the award. The arbitration shall be held in Phoenix, Arizona. The arbitrator(s) shall award reasonable attorneys' fees and costs to the prevailing party.

         17. WITHHOLDING; RELEASE. Employee acknowledges and agrees that the Company may withhold against payments due Employee any such amounts required under the withholding laws, as well as any other amounts payable by Employee to Company.

         The Company's obligation to make any payments hereunder, other than salary payments and expense reimbursements through the date of termination, shall be subject to receipt by the Company from Employee of a mutually agreeable release.

         18. EARN-OUT. Nothing contained in this Agreement will modify the Earn-Out payments payable by Parent and Company to Employee under the terms of the Master Agreement.

         19. SUCCESSORS AND ASSIGNS This Agreement is solely for the benefit of the parties and their respective successors, assigns, heirs and legatees. Nothing herein shall be construed to provide any right to any other entity or individual.


                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                  MERITAGE CORPORATION, a Maryland corporation


                                  By: ______________________________________
                                  Name: Steven J. Hilton
                                  Title:   Co-Chief Executive Officer


                                  By: ______________________________________
                                  Name: John Landon
                                  Title:   Co-Chief Executive Officer


                                  HANCOCK-MTH BUILDERS, INC.,
                                  an Arizona corporation


                                  __________________________________________
                                  By:
                                  Its:

                                  HANCOCK-MTH COMMUNITIES, INC.,
                                  an Arizona corporation


                                  __________________________________________
                                  By:
                                  Its:



                                  EMPLOYEE

                                  __________________________________________
                                  Gregory S. Hancock


              [SIGNATURE PAGE TO GREG HANCOCK EMPLOYMENT AGREEMENT]

                                    EXHIBIT A

     GREG HANCOCK'S DUTIES AND RESPONSIBILITIES FOR CONTINUED OPERATIONS OF
                              "HANCOCK COMMUNITIES"

         The following include certain obligations and duties of Greg Hancock under this Agreement:

         - Operate the Company in a manner intended to continue its profitability, with due regard to prudent operations and general market conditions.

         - Subject to the general oversight of the CEO designee and Board of Directors of Parent, Greg Hancock shall have daily operating responsibility for product design, marketing, pricing, purchasing, personnel and routine legal and accounting matters.

         - Greg Hancock shall ensure that Buyer supplies Parent with weekly closing and sales traffic reports and monthly operating reports (by the 15th day of the following month).

         -   Greg Hancock shall assist Parent in the following matters:
                       -   Annual Audit - Meritage Auditors;
                       -   Tax Returns - Meritage Tax Accountants
                       -   Obtaining Liability Insurance - Meritage Broker
                       -   Legal review
                       -   Review of major legal issues
                       - Assist in financing, land banking and cash management activities performed by Meritage

         - Major business decisions shall require the prior written consent and reasonable approval of Parent, including budgeting and planning, new projects, land acquisition, financing, debt, cash management and expansion into new product or market areas;

         - Parent shall manage liability, insurance, major legal issues, audits, employee benefits and tax return presentation and shall handle certain non-operating operations;

                                    EXHIBIT B


                         INCENTIVE COMPENSATION SCHEDULE


                  The Company shall pay Employee an annual performance based cash bonus (the "Bonus") equal to $265,000 contingent upon Employee achieving the following performance targets in that respective year:

                  - Target* is $12,494,000 Pre-Tax Net Income (as defined in Master Agreement)

                           -        100% of Target = 100% bonus

                           -        90% - 99% of Target = 66% of bonus

                           -        89% -80% of Target = 33% of bonus

                           -        less than 80% of Target = 0% of bonus



* Amount represents budgeted pre-tax net income from May through December 2001. Amount for 2002 and thereafter will be based on budgeted pre-tax net income for the year.

                                    EXHIBIT C

                             STOCK OPTION AGREEMENT

                        QUALIFIED STOCK OPTION AGREEMENT


THIS AGREEMENT, made this _________ day of _________, by and between Meritage Corporation, a corporation (the "Company") and ________________ (the Optionee").


                                   WITNESSETH:

WHEREAS, the Optionee is now employed by the Company in a key capacity and the Company desires to afford him/her the opportunity to acquire, or enlarge, his/her stock ownership in the Company so that he may have a direct proprietary interest in the Company's success;

NOW, THEREFORE, in consideration of the covenants and agreement herein contained, the parties hereto hereby agree as follows:

1. GRANT OF OPTION. Pursuant to the provisions of the Meritage Corporation Stock Option Plan (the "Plan") the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company for cash all or any part of an aggregate of _________ shares of Common Stock ($.01 par value) of the Company at the purchase price of $_________ per share, such option to be exercised as hereinafter provided. Such options shall vest in equal increments of 20% of the total grant on _________, _________ and each of the four subsequent _________ dates thereafter.

2. TERMS AND CONDITIONS. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

         a) EXPIRATION DATE. The option shall expire on _________ ___, ________.

3. EXERCISE OF OPTION. This option may be exercised, to the extent exercisable by its terms, in whole or in part at anytime prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised.

         a) PAYMENT OF PURCHASE PRICE UPON EXERCISE. At the time of any exercise, the purchase price shall be paid in cash to the Company.

         b)       EXERCISE UPON DEATH OR TERMINATION OF EMPLOYMENT.

                  i) If the Optionee shall cease to be employed by the Company for any reason other than death, the Optionee (except in the case of termination of employment in the manner set forth in subparagraph (ii) of this paragraph) may nevertheless exercise this Option to the extent it is then exercisable within the three month period following the date of such cessation of employment, but not after the termination of such three month period. If the Optionee shall die while in the employ of the Company or within three months following termination of such employment (except in case of termination of employment in the manner set forth in subparagraph (ii) of this paragraph) such Option to the extent it is then exercisable may nevertheless be exercised by the Optionee's personal representative within the three month period following the date of death of the Optionee, but not after the termination of such three month period.

                  ii) If the Optionee ceases to be employed by the Company by reason of his/her own volition (other than death) or by reason of discharge by the Company for cause, this Option shall expire to the extent that it is unexercised at the time of such termination of employment.

         c) NON-TRANSFERABILITY. This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Optionee, this option shall be exercisable only by him/her.

         d) ADJUSTMENTS. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidated, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee of the Plan may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

         e) NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to him/her or a certificate or certificates for such shares. No adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date upon which he shall become the holder of record thereof.

         f) NO RIGHT TO CONTINUED EMPLOYMENT. This option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of his/her employer to terminate his/her employment at any time.

         g) COMPLIANCE WITH LAW AND REGULATIONS. This option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

4. INVESTMENT REPRESENTATION. If there is no Registration Statement in effect covering the sale of the shares upon exercise, the Committee appointed pursuant to the Plan may require Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which Optionee represents that the shares acquired by him/her upon exercise are being acquired for investment and not with a view to the sale or distribution thereof. The Committee may further require that the certificates for the shares acquired by the Optionee under this Option bear a special legend.

5. OPTIONEE BOUND BY PLAN. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

6. NOTICES. Any notice hereunder to the Company shall be addressed to it at its office, 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250: Attention: Chief Financial Officer, and any notice hereunder to Optionee shall be addressed to him/her, either part may designate some other address at any time hereafter in writing.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its President or a Vice-President and Optionee has executed this Agreement, both as of the day and year first above written.

                                _____________________________________
                                       (Authorized Signature)


                                _____________________________________
                                           Name of Individual

EXHIBIT D

                    NON-DISCLOSURE AND NON-COMPETE AGREEMENT

         This AGREEMENT (the "AGREEMENT"), is made as of June ___, 2001 (the "EFFECTIVE DATE"), by and between MERITAGE CORPORATION, a Maryland corporation ("MERITAGE"), HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDERS") HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation ("SALES" and collectively with Builders, the "COMPANY"); and AMERICAN WEST HOMES, INCORPORATED, a Nevada corporation ("AMERICAN WEST").

                                 R E C I T A L S

         1. American West owns a substantial interest in the homebuilding and home sales operations of the Hancock Communities Business.

         2. The assets of the Hancock Communities Business will be acquired by the Company pursuant to a certain Master Transaction Agreement dated as of May 7, 2001 (the "MASTER AGREEMENT"). Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

         3. To induce Meritage and the Company to enter into the Master Agreement, American West has agreed to execute this Agreement.

         In consideration of the premises, the mutual promises and covenants of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American West, intending to be legally bound, agrees as follows:

         1. NONCOMPETITION. For the period beginning on the Effective Date and ending on the third anniversary thereof (the "RESTRICTION PERIOD"), American West, its subsidiaries and parent companies, and their respective owners, officers and directors will not, directly or indirectly, either as a joint venturer, partner, member, shareholder, owner, lender, director, adviser or consultant (excluding consultation or advise made casually and without the expectation of payment or economic gain) or in any similar capacity:

                        (i) engage in the homebuilding or home sales business in Maricopa County (a "COMPETING BUSINESS");

                        (ii) recruit, hire or discuss employment with any person who is, or within the six month period preceding the date of such activity was, an employee of the Company (other than as a result of a general solicitation for employment); or

                        (iii) subject to the proviso below, solicit any customer or supplier of the Company for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with Meritage or the Company.

                  Notwithstanding the foregoing, after a period ending 18 months from the Effective Date, American West, its affiliates, associates or representatives may become a passive investor in a homebuilding enterprise in Maricopa County; provided that American West, directly or indirectly, owns less than 50% of the equity or profits of such enterprise. Further, nothing herein will preclude American West or its affiliates, associates or representatives from engaging in land banking activities.

         2. PROTECTION OF INFORMATION. American West recognizes and acknowledges that the Company's trade secrets and all other confidential and proprietary information of a business, financial or other nature, including without limitation, proprietary information of the Company, as it exists from time to time (collectively, "CONFIDENTIAL INFORMATION"), are valuable and unique assets of Meritage and the Company and therefore agrees that, during the Restriction Period, it will not, and will use its best efforts to ensure that its directors, officers, employees, advisers, agents and consultants do not, disclose any Confidential Information concerning the Company and/or their subsidiaries or affiliates, to any person, firm, corporation, association or other entity, for any reason whatsoever, unless previously authorized in writing to do so by the Company. It is understood that Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by American West, that is disclosed by American West in accordance with the terms of a prior written consent of Meritage, or that is owned jointly with the Company. For the purpose of enforcing this provision, the Company may resort to any remedy available to it under the law.

         3. SEVERABILITY. In the event that a court of competent jurisdiction determines that the Restriction Period is unenforceable, the Restriction Period shall mean the period ending 24 months after the Effective Date of this Agreement. If such alternative Restriction Period remains unenforceable, the Restriction Period shall mean the period ending 12 months after the Effective Date of this Agreement. Additionally, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         4. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         5. INJUNCTIVE RELIEF. American West acknowledges and agrees that Meritage and the Company would be irreparably harmed by any violation of American West's obligations under Sections 1 and 2 hereof and that, in addition to all other rights or remedies available at law or in equity, Meritage and the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. The prevailing party in any litigation hereunder agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by the other party.

         6. ASSIGNMENT BY MERITAGE OR THE COMPANY. Nothing in this Agreement shall preclude Meritage or the Company from consolidating or merging into or with, or transferring all or substantially all of their assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect. For purposes of Sections 1 and 2 hereof, the term "Company" shall mean all joint ventures (50% or more owned by Company), subsidiaries and parent companies of Company (whether corporate, partnership or other form).

         7. ENTIRE AGREEMENT. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by Meritage and American West.

         8. GOVERNING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Arizona.

         9. NOTICE. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

           if to Meritage or the Company:  Meritage Corporation
                                           6613 North Scottsdale Road, Suite 200
                                           Scottsdale, Arizona 85250
                                           Attention: Chief Financial Officer

           if to American West:            American West Homes, Incorporated
                                           250 Pilot Road, Suite 140
                                           Las Vegas, Nevada  89119
                                           Attention: Chief Financial Officer

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                             MERITAGE CORPORATION, a Maryland corporation


                             By:_____________________________________
                             Name: Steven J. Hilton
                             Title:   Co-Chief Executive Officer


                             By:_____________________________________
                             Name: John Landon
                             Title:  Co-Chief Executive Officer


                             HANCOCK-MTH BUILDERS, INC.,
                             an Arizona corporation


                             ________________________________________
                             By:
                             Its:

                             HANCOCK-MTH COMMUNITIES, INC.,
                             an Arizona corporation


                             ________________________________________
                             By:
                             Its:


                             AMERICAN WEST HOMES, INCORPORATED,
                             a Nevada corporation

                             By:____________________________________
                             Name: Lawrence D. Canarelli
                             Title:   President

             [SIGNATURE PAGE TO AMERICAN WEST NON-COMPETE AGREEMENT]

EXHIBIT E

                                                    June __, 2001


Mr. Steve Hilton, co-CEO
Meritage Corporation
6613 North Scottsdale Road,
Suite 200
Scottsdale, Arizona 85250

Mr. John R. Landon, co-CEO
Meritage Corporation
6613 North Scottsdale Road,
Suite 200
Scottsdale, Arizona 85250

Dear Messrs. Hilton and Landon:

         I am aware of and understand the importance of Meritage Corporation and its subsidiaries, including Hancock-MTH Builders, Inc. and Hancock-MTH Communities, Inc. (collectively, the "Company") in protecting their rights in and to Proprietary Information as defined below. Furthermore, I understand the role my adherence to the obligations contained herein will play in protecting the Company and my co-workers.

         Thus, in consideration of the payoff of the officer loans in connection with the acquisition of the assets of the Hancock Communities by Meritage Corporation and my employment by the Company, I agree to assume each of the following obligations and to make the following grants:

         1. Proprietary Information. I agree that I will promptly disclose to the Company, in writing, all Proprietary Information generated, conceived, developed or first reduced to practice by me alone, or in conjunction with others, while I am an employee of the Company. I further agree to assign and do assign to the Company all Proprietary Information generated, conceived, developed or first reduced to practice by me alone, or in conjunction with others, while I am an employee of the Company, unless the same shall be specifically released to me in writing by the Company. I further agree to give the Company all assistance it reasonably requires to perfect, protect, enforce and use its rights in and to Proprietary Information without further compensation to me.

         2. Nondisclosure of Proprietary Information. Unless specifically authorized in writing by the Company, during my employment and at all times thereafter, I will not divulge or use any Proprietary Information, except in the ordinary course of my employment with the Company, and will exercise my best efforts to protect Proprietary Information from disclosure to or use by others. Further, I will not accept any employment outside of the Company that would involve the use or disclosure of Proprietary Information.

         3. Documents and Tangible Property. All documents, devices or other tangible property relating in any way to the Company's business, including any such documents, devices, or property that embody any Proprietary Information that come into my possession during my employment are and shall remain the property of the Company. I agree to return all such documents, devices and tangible property to the Company upon the termination of my employment, or at any other time requested in writing by the Company.

         4. Non-Competition. I agree that for 36 months from the date that I am first employed by the Company (the "Restriction Period"), I will not directly or indirectly, either as an employee, partner, owner, director, adviser, or consultant, or in any other capacity, engage in a Competing Business (as defined below) in tandem with, in connection with or together with two or more of the other Hancock Officers (as defined below); provided, however, that if my employment with the Company is terminated by the Company without Cause, the restrictions of this Section 4 will extend only for the period in which I continue to receive compensation from the Company and will thereafter terminate.

          5. Non-Solicitation of Employees and Clients. I agree that for 36 months from the date that I am first employed by the Company, I will not, directly or indirectly: (a) induce or encourage or solicit any employee of the Company to become employed by any competitor or potential competitor of the Company or (b) attempt to divert any customer or supplier or prospective customer or supplier of the Company with whom I, or any employees under my supervision, had contact during the time of my employment to any competitor or potential competitor of the Company.

         6. Related Matters.

                  (a) Disclosure. I hereby agree that upon commencement of my employment with any third party during the period in which any of the terms contained herein are in effect, I shall promptly disclose such terms to each such new employer. I further agree and authorize the Company to notify others, including suppliers and customers of the Company and any such future employers, of such terms and of my obligations thereunder.

                  (b) Extension. I hereby agree that the period of time in which the terms hereof are in effect shall be extended for a period equal to the duration of any breach of such terms.

                  (c) Survival of Provisions. The provisions of the terms hereof will survive any termination of this letter agreement.

                  (d) Enforcement. I agree to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by the Company in enforcing the terms hereof.

         7. Applicable Law. This letter agreement, and any disputes arising under or in connection with it, shall be governed and construed in accordance with the internal laws of the State of Arizona. I agree and understand that any breach or threatened breach of this letter agreement shall cause irreparable injury to the Company for which money damages would be an inadequate remedy. Therefore, I consent to the issuance of an injunction restraining such breach or threatened breach in addition to any other right or remedy available to the Company.

         8. Severability and Interpretation. The obligations I have undertaken herein are independent of any other agreement with the Company and I agree that the existence of any claim or cause of action against the Company shall not constitute a defense to the enforcement by the Company of such obligations. In the event that a court of competent jurisdiction determines that the Restriction Period is unenforceable, the Restriction Period shall be reduce to at least 24 months. If such alternative Restriction Period remains unenforceable, the Restriction Period shall be reduced to at least 12 months. I agree that if any such obligations are held invalid by a court of competent jurisdiction, the remaining obligations I have undertaken shall nevertheless be enforceable according to their terms. Further, if any obligations I have undertaken are held to be invalid or unenforceable by reason of the extent, duration or geographical scope thereof, then I agree that the court making such determination may reduce my obligations so as to be enforceable according to applicable law and enforce such obligations as reduced.

         9. Waiver. I agree that the Company's failure to enforce or its delay in enforcing any of the terms contained herein or any similar agreement in any instance shall not constitute a waiver of its rights against me with respect to any violation or breach of the terms hereof.

         10. Attorneys' Fees. In the event of any action to enforce any rights or obligations arising hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees.

         11. Other Agreements. I have not entered into any agreements inconsistent with any of the terms hereof.

         12. Definitions. As used herein:

                  (a) "Cause" means (i) employee's wrongful misappropriation of any money or other assets or properties of the Company, or any subsidiary or affiliate of the Company, resulting, or intended to result, directly or indirectly, in substantial personal gain or enrichment to employee; (ii) the conviction of employee for any felony; (iii) engagement by employee in conduct involving fraud, moral turpitude, dishonesty, gross misconduct, embezzlement, theft, or similar matters that are materially detrimental to the Company; or (iv) employee's willful disregard of his primary duties to the Company.

                  (b) "Competing Business" means any homebuilding, home sales, land banking, or land development business or project within 100 miles of any Company project; except for (i) any involvement in Diamond Crest Homes in Los

                           Angeles County and San Bernardino County, California,
                           (ii) certain land development (but not homebuilding) activities at Sundance in Maricopa County, Arizona and Florence Blvd. in Pinal County, Arizona, or (iii) passive investment (up to 25%) in any land banking or land development project.

                  (c) "Hancock Officers" shall mean Greg Hancock, Ken Krouse, Rick Hancock, Jim Arneson and/or Desiree Coats.

                  (d) "Proprietary Information" means any information relating to the Company's business practices, including, but not limited to trade secrets, financial information, data, reports, recommendations, plans, proposals, customer or supplier lists and information, all methods, concepts, and ideas reasonably related to the business of the Company, sales and marketing plans and techniques, and other documents of every description disclosed to and made available to me by the Company that is not generically known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use.


         I HAVE CAREFULLY READ THE TERMS AND PROVISIONS CONTAINED IN THIS LETTER AGREEMENT AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH THEY IMPOSE UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS LETTER AGREEMENT. I SIGN THIS LETTER AGREEMENT VOLUNTARILY AND FREELY.



                                  Employee:



                                  _________________________________________
                                  Signature



                                  _________________________________________
                                  Name (Printed)

EXHIBIT F

                            INDEMNIFICATION AGREEMENT

      THIS AGREEMENT is effective as of the 7th day of May, 2001, by and among MERITAGE CORPORATION, a Maryland corporation ("MERITAGE or PARENT"); HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDER BUYER") HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation ("SALES BUYER," and collectively with Builder Buyer, "BUYERS"); EXETER HOLDING COMPANY, L.L.C., an Arizona limited liability company ("EXETER"); HC BUILDERS, CORP., an Arizona corporation ("HC BUILDERS or SELLER"); HANCOCK COMMUNITIES, L.L.C., an Arizona limited liability company ("HC SALES or SELLER," and collectively with HC Builders, "SELLERS"); AMERICAN WEST HOMES, INCORPORATED, a Nevada corporation ("AMERICAN WEST or OWNER"); and GREGORY S. HANCOCK, an individual ("GREG HANCOCK or OWNER," and collectively with American West, "OWNERS"). Collectively, Exeter, Sellers and Owners will be referred to herein as "SELLING PARTIES."

                                    RECITALS:

      A. As of the date hereof, Parent, Buyers and Sellers entered into a Master Transaction Agreement (the "MASTER AGREEMENT"), pursuant to which Buyers have agreed to purchase from Sellers and Sellers have agreed to sell to Buyers the assets of the Hancock Communities Business. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

      B. As a material condition to the consummation of the Master Agreement, Selling Parties, Buyers and Parent are willing to enter into this Indemnification Agreement.

                                   AGREEMENT:

      NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Parties and Parent and Buyers agree as follows:

      1. INDEMNIFICATION OF PARENT AND BUYERS BY SELLING PARTIES. Subject to the limitations set forth in Section 4 of this Agreement, Selling Parties will indemnify and defend Parent and Buyers and their direct and indirect parent companies, subsidiaries, and affiliates, and their respective officers, directors, shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees) (collectively, "Losses") incurred by them, directly or indirectly, with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

            A. A breach by any Selling Party of any representation, warranty, covenant, restriction or agreement made by any Selling Party and contained in the Master Agreement or in any certificate or other document delivered by such parties to Parent or Buyer thereunder;

            B.    Any Excluded Liabilities; or

            C. Any other claim, contingency, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever, including those listed on any disclosure schedule pursuant to the Master Agreement other than Assumed Liabilities, whether instituted or commenced prior to or after the Closing Date and which relates to or arises from the Hancock Communities Business or Acquired Assets on or before the Closing Date, except for claims arising out of Buyers' liabilities to Selling Parties or obligations to Selling Parties under the Master Agreement, Asset Agreement or Real Property Agreement.

      2. INDEMNIFICATION OF SELLING PARTIES BY BUYERS AND PARENT Buyers and Parent each, jointly and severally, will indemnify and defend Selling Parties and their direct and indirect parent companies, subsidiaries and affiliates, and their respective officers, directors, shareholders, successors and assigns from and against any Losses incurred by them, directly or indirectly, with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

            A. A breach by any of the Buyers of any representation, warranty, covenant, restriction or agreement made by Buyers and contained in the Master Agreement or in any certificate or other document delivered by Buyers to the Selling Parties thereunder;

            B.    Any Assumed Liabilities;

            C. Any other claim, contingency, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever instituted or commenced after the Closing Date which relates to or arises from Buyers' operation of the Hancock Communities Business after the Closing Date, except for any claims arising out of Selling Parties' liabilities to Buyers or obligations to Buyers under the Master Agreement, Asset Agreement or Real Property Agreement.

      3.    PROCEDURE FOR INDEMNIFICATION.

            A. The party which is entitled to be indemnified hereunder (the "Indemnified Party") shall promptly give notice hereunder to the party required to indemnify (the "Indemnifying Party") after obtaining written notice of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in Section 1 and Section 2 hereof and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim, PROVIDED THAT, Parent or Buyers may, in their discretion, undertake, at Seller's cost and expense, the defense of any claim for which Sellers are responsible hereunder with respect to any incomplete project or subdivision purchased by Buyers from Sellers. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 10 days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

            B. If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. Anything in this Section 3 to the contrary notwithstanding, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

            C. If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

            D. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

      4.    LIMITS ON INDEMNITY.

            A. The parties agree that the indemnification obligation of the Selling Parties under Section 1 will be capped at a total amount of $3,000,000. Notwithstanding anything in this paragraph to the contrary, the $3,000,000 cap will not apply: (i) in the event of fraud or intentional misstatement, (ii) for breach of any representation, warranty or covenant regarding environmental or tax matters, or (iii) to any Excluded Liability.

            B. Selling Parties will have no obligation to indemnify Parent or Buyer from and against any Losses resulting from, arising out of, relating to or caused by breach of any representation, warranty, covenant, restriction or agreement of the other party until the aggregate Losses suffered by reason of all such breaches is in excess of $100,000, and then only for such loss in excess of $100,000. Notwithstanding anything in this paragraph to the contrary, the $100,000 deductible will not apply to (i) Construction Claims brought by home owners of Housing Units for which Sellers remain liable, (ii) any Excluded Liability, or (iii) any indemnification obligation arising as the result of fraud or intentional misstatement.

            C. All claims by Parent or Buyers for indemnification, with respect to Greg Hancock's 45% share, will be satisfied by the Earn-Out set forth in Section 2.5 of the Master Agreement (to the extent of (i) $1,350,000 for the first 12 months after Closing, (ii) $675,000 for the period beginning at the end of the 12th month after Closing and ending at the end of the 24th month after Closing, and (iii) $0 thereafter; subject, however, to any amount that Parent or Buyers are entitled to retain under the provisions hereof, or that is disputed and subject to the dispute-resolution provisions of Exhibit I of the Master Agreement).

            D. With respect to the right to set-off against the Earn-Out Payments, in lieu of seeking direct recourse against Greg Hancock, if as a result of Buyer's operating performance Parent would be required to accrue Earn-Out Payments to Greg Hancock under generally accepted accounting principles, Parent agrees that it will offset its Losses against such accruals, PROVIDED, HOWEVER, that if the Earn-Out Payments are not ultimately earned, Mr. Hancock will make payment directly to Parent for the indemnified claim within 10 days of notice of such determination.

            E. Parent and Buyers acknowledge that American West shall be responsible to the extent of 55% of any indemnifiable Losses and Greg Hancock shall be responsible to the extent of 45% of any indemnifiable Losses. Accordingly, Parent and Buyers shall seek reimbursement for indemnification obligations in these proportions against them.

      5. AGREEMENT TO BE BOUND. Selling Parties will use reasonable best efforts to ensure that the Sellers comply with all representations and warranties, covenants and agreements contained in or contemplated by the Master Agreement and satisfy all conditions to the Closing, and they further agree that Selling Parties shall be bound by the covenants and agreements contained in Sections 2.5, 2.6, 6.3, 6.4, 6.5, and 6.6 of the Master Agreement, as if a signatory thereto.

      6. ARBITRATION. Any dispute, controversy or claim, whether contractual or non-contractual, between Parent, Buyers and Selling Parties arising directly or indirectly out of or connected with the Master Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under the Master Agreement, Asset Agreement or Real Property Agreement or otherwise relating to the indemnification obligations set forth under this Agreement, unless mutually settled by Parent and Selling Parties, shall be resolved in accordance with the dispute resolution procedures attached as
EXHIBIT I to the Master Agreement, incorporated herein by this reference.

      8. NOTICES. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier

(with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

            If to Parent or Buyers:          Meritage Corporation
                                             6613 North Scottsdale Road,
                                             Suite 200
                                             Scottsdale, Arizona 85250
                                             Phone: (602) 998-8700
                                             FAX:  (602) 998-9162
                                             Attn: Chief Financial Officer

            With a copy to:                  Snell & Wilmer L.L.P.
                                             One Arizona Center
                                             Phoenix, Arizona 85004-0001
                                             Phone: (602) 382-6252
                                             FAX:  (602) 382-6070
                                             Attn: Steven D. Pidgeon, Esq.

            If to Selling Parties            American West Homes, Incorporated
                                             250 Pilot Road, Suite 140
                                             Las Vegas, Nevada  89119
                                             Attn:  Chief Financial Officer

                                             Hancock Communities, L.L.C.
                                             4369 N. 66th Street
                                             Scottsdale, Arizona  85251
                                             Attn: Greg Hancock


            With a copy to:                  The Lubbers Law Group
                                             2500 W. Sahara Avenue, Suite 206
                                             Las Vegas, Nevada  89102
                                             Phone: (702) 257-7575
                                             FAX:  (702) 257-7572
                                             Attn: Ed Lubbers, Esq.


                                             Titus, Brueckner & Berry, P.C.
                                             7373 N. Scottsdale Road, Suite B252
                                             Scottsdale, Arizona  85253
                                             Phone: (480) 483-9600
                                             FAX:  (480) 483-3215
                                             Attn: Jon A. Titus, Esq.

      9. MISCELLANEOUS. All obligations of Selling Parties hereunder shall be joint and several. None of the rights of any party under this Agreement may be transferred or assigned without the prior written consent of the other parties hereto. The captions which precede the articles and the sections of this Agreement are for convenience only and shall in no way affect the manner in which any provision hereof is construed. Whether the context or circumstance requires, the singular shall include the plural and the plural shall include the singular and the whole shall include any part thereof and any gender shall include both other genders. Each right or remedy required by the provisions of this Agreement shall be in addition to and not in substitution of, any rights or remedies available or now existing or hereafter arising under applicable law. Any rights or remedies provided for by this Agreement or afforded by law or equity are distinct and cumulative and may be exercised concurrently or independently or successively. This Agreement supersedes all prior agreements, negotiations or understandings between the parties hereto in any way related to the specific subject matter of this Indemnification Agreement. None of the provisions of this Agreement may be altered or modified except through an instrument in writing signed by all of the parties hereto. All of the terms, provisions, agreements and undertakings herein contained shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto. This Agreement shall be governed by, construed in accordance with the laws of the State of Arizona. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof. It is the intention and agreement of the parties that all of the terms and conditions hereof shall be enforced to the fullest extent permitted by law. All warranties, representation, indemnities, covenants and other agreements of the parties hereto shall survive the execution and delivery of this Agreement and shall, notwithstanding the execution and delivery of this Agreement, continue in full force and effect; provided, however that the indemnity provisions herein with respect to the representations and warranties set forth in the Master Agreement will survive for the same period as set forth in Section
9.1 thereof (except as to claims outstanding on the date of expiration of the survival period for which the applicable statute of limitations has not yet expired). Nothing in this Agreement shall be deemed to amend or otherwise diminish the rights and obligations of the parties under the Master Agreement, except that if there should be any conflict between the terms of the Master Agreement and this Agreement with respect to indemnification matters, the terms of this Agreement shall govern. Further, nothing in this contract will apply to the American West Non-Disclosure and Non-Compete Agreement, Greg Hancock's Employment Agreement, the Hancock Officer's Non-Compete Agreement or the Management Agreement, which shall be binding only on, enforceable against, and inure to the benefit of the parties thereto and the other persons specifically identified therein; and, further, nothing herein shall be deemed to preclude Parent or Buyers from seeking injunctive or other equitable relief to enforce any covenant not to compete or confidentiality provision

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                              MERITAGE CORPORATION,
                              a Maryland corporation


                              __________________________________
                              By:
                              Its:


                              HANCOCK-MTH BUILDERS, INC.,
                              an Arizona corporation


                              __________________________________
                              By:
                              Its:

                              HANCOCK-MTH COMMUNITIES, INC.,
                              an Arizona corporation


                              __________________________________
                              By:
                              Its:

                              AMERICAN WEST HOMES, INCORPORATED,
                              a Nevada corporation


                              __________________________________
                              By:
                              Its:


             [SIGNATURE PAGE TO MERITAGE INDEMNIFICATION AGREEMENT]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.



                              GREG HANCOCK

                              __________________________________



                              EXETER HOLDING COMPANY, L.L.C.,
                              an Arizona limited liability company


                              __________________________________
                              By:
                              Its:


                              HC BUILDERS, INC.,
                              an Arizona corporation


                              __________________________________
                              By:
                              Its:


                              HANCOCK COMMUNITIES, L.L.C.,
                              an Arizona limited liability company


                              __________________________________
                              By:
                              Its:



             [SIGNATURE PAGE TO MERITAGE INDEMNIFICATION AGREEMENT]

EXHIBIT G

When Recorded Return to:

______________________________
______________________________
______________________________

________________________________________________________________________________


                            SPECIAL WARRANTY DEED


      FOR THE CONSIDERATION of Ten Dollars ($10.00), and other valuable consideration, _____________________________________________ ("Grantor"), hereby conveys to _____________________________________________ ("Grantee"), the real property ("Property") situated in ________________ County, Arizona, and more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all rights and privileges appurtenant thereto.

      SUBJECT to current taxes and assessments, and to reservations in patents, all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations, and liabilities as may appear of record, and to all matters which an accurate survey of the Property would disclose.

      And Grantor hereby binds itself and its successors to warrant and defend the title, as against all acts of Grantor herein and none other, subject to the matters above set forth.

      Dated this _____ day of _____________, 2001.


                                          ______________________________________



                                          By: __________________________________
                                          Name:_________________________________
                                          Title:________________________________

STATE OF ARIZONA   )
                   ) ss.
County of Maricopa )

            On this, the _______ day of __________, 2001, before me, the undersigned Notary Public, personally appeared __________________________, who acknowledges himself to be the ____________________________ of __________________________, (a)n ______________ corporation, and that he as such officer, being authorized so to do, executed the forgoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                          ______________________________________
                                          Notary Public

My Commission Expires:

______________________

EXHIBIT H

                      BILL OF SALE AND ASSUMPTION AGREEMENT


            KNOW ALL MEN BY THESE PRESENTS, that HC Builders, Inc., an Arizona corporation and Hancock communities, LLC, an Arizona limited liability company (collectively, "Sellers") do hereby sell, convey, transfer, assign and set over unto Hancock-MTH Builders, Inc., an Arizona corporation and Hancock-MTH Communities, Inc., an Arizona corporation (collectively, "Buyers"), and their successors and assigns, all of Sellers' rights, title, and interest in and to the Acquired Assets as that term is defined in that certain Master Transaction Agreement by and among Meritage Corporation, a Maryland corporation ("Parent"), Buyers and Sellers dated May 7, 2001 ("Master Agreement"). Capitalized terms used herein and not otherwise defined will have the same meaning as set forth in the Master Agreement.

            As contemplated by the Master Agreement, all Excluded Assets and Excluded Liabilities will remain with Sellers; provided that Buyers will acquire the Reserves and will administer the Unassumed Construction Claims. Buyers hereby assume and agree to pay and perform when due the Assumed Liabilities.

            As provided in the Master Agreement, Sellers represent, warrant and covenant that they are the lawful owners of the Acquired Assets, free from all liens, claims and encumbrances except as provided in the Master Agreement and the schedules thereto. Sellers will warrant and defend the same to Parent and Buyers and their successors and assigns in accordance with the terms and provisions of the Master Agreement and the Indemnification Agreement.

            Sellers hereby constitute and appoint Buyers, their successors and assigns, the true and lawful attorneys of Sellers, with full power of substitution, for Sellers and in their name and stead or otherwise, by and on behalf and for the benefit of Buyers, their successors and assigns, to demand and receive from time to time any and all of the Acquired Assets and to give receipts and releases for or in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Sellers or otherwise, but at the expense and for the benefit of Buyers, their successors and assigns, any and all proceedings at law, in equity, or otherwise which Buyers, their successors and assigns, may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to the Acquired Assets and to defend or compromise any and all actions, suits, or proceedings in respect of any of the Acquired Assets and to do all such acts and things in relation thereto as Buyers, their successors or assigns, deem desirable. Sellers hereby declare that the appointment made and the powers hereby granted are coupled with an interest and are and will be irrevocable by Sellers in any manner or for any reason.

            Sellers covenant with Buyers that each will do, execute, and deliver or cause to be done, executed, and delivered all such further acts, documents, or things, including without limitation, transfers, assignments, conveyances, powers of attorney, and assurances for better assuring, conveying, and confirming unto Buyers, their successors and assigns, all and singular, the entire right, title, and interest of Sellers throughout the world in, to, and under the Acquired Assets as Buyers, their successors and assigns, reasonably require.

            This Bill of Sale and Assumption Agreement will inure to the benefit of, and will bind Sellers and Buyers and their respective successors and assigns.





              [The Remainder of this Page left Intentionally Blank]

      IN WITNESS WHEREOF, the undersigned Sellers and Buyers have executed this Bill of Sale and Assumption Agreement to be effective as of the ____ day of ______, 2001.


                              BUYERS

                              HANCOCK-MTH BUILDERS, INC,
                              an Arizona corporation


                              __________________________________
                              By:
                              Its:

                              HANCOCK-MTH COMMUNITIES, INC,
                              an Arizona corporation


                              __________________________________
                              By:
                              Its:

                              SELLERS

                              HC BUILDERS, INC.,
                              an Arizona corporation


                              __________________________________
                              By:
                              Its:

                              HANCOCK COMMUNITIES, L.L.C.,
                              an Arizona limited liability company


                              __________________________________
                              By:
                              Its:

EXHIBIT I


                          DISPUTE RESOLUTION PROCEDURES

         All claims, disputes and other matters in controversy (herein called "DISPUTE") arising directly or indirectly out of or related to this Agreement or the American West Non-Compete Agreement (collectively, the "Agreements" and individually, an "Agreement"), or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of such Agreement, shall be resolved exclusively according to the procedures set forth in this EXHIBIT I.

         A. Negotiation. The parties shall attempt to settle disputes arising out of or relating to the Agreement or the breach thereof by a meeting of two designated representatives of each party within five (5) days after a request by either of the parties to the other party asking for the same.

         B. Mediation. If such dispute cannot be settled at such meeting either party within five (5) days of such meeting may give a written notice (a "DISPUTE NOTICE") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation in Phoenix, Arizona under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. The parties shall select a person who will act as the mediator under this Paragraph B within 60 days of the date of the Agreement. If the dispute has not been resolved by mediation as provided above within thirty (30) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Paragraph C hereof.

         C. Arbitration. Any dispute that is not settled through mediation as provided in Paragraph B above shall be resolved by arbitration in Phoenix, Arizona, governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq, and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section C, by a single arbitrator. The arbitrator selected, in order to be eligible to serve, shall be a lawyer with at least 15 years experience specializing in business matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         Notwithstanding the foregoing:

                  (a) Upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

                  (b) Either party shall have the right to apply to any court for an order to enforce any of the ownership and confidentiality provisions contained in the Agreement.

         D. Costs and Attorneys' Fees. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

         E. Tolling of Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this EXHIBIT I are pending. The parties will take such action, if any, required to effectuate such tolling.

EXHIBIT J



                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

                                  BY AND AMONG

                              MERITAGE CORPORATION,

                           HANCOCK-MTH BUILDERS, INC.,

                         HANCOCK-MTH COMMUNITIES, INC.,

                                HC BUILDERS, INC.

                                       AND

                           HANCOCK COMMUNITIES, L.L.C.


                                Dated May 7, 2001

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


         This AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "AGREEMENT") is made as of May 7, 2001, by and among MERITAGE CORPORATION, a Maryland corporation ("MERITAGE or PARENT"); HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDER BUYER"); HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation ("SALES BUYER," and collectively with Builder Buyer, "BUYERS"); HC BUILDERS, INC., an Arizona corporation ("HC BUILDERS" or "SELLER"), and HANCOCK COMMUNITIES, L.L.C., an Arizona limited liability company ("HC SALES" or "SELLER," and collectively with HC Builders, "SELLERS").

                                    RECITALS

         1. Pursuant to this Agreement, Buyers will acquire all or substantially all of the non-real property assets of the Hancock Communities Business.

         2. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("MASTER AGREEMENT"), Agreement of Purchase and Sale of Real Property ("REAL PROPERTY AGREEMENT"), Escrow Agreement, and Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed to it in the Master Agreement.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 Agreement. This Agreement, together with the Master Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Sellers to sell and Buyers to purchase certain assets of the Hancock Communities Business unrelated to real property.

         1.2 Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained herein and in the Master Agreement, at the Closing, (i) HC Builders agrees to sell, convey, grant, assign, and transfer to Builder Buyer and Builder Buyer agrees to purchase and acquire from HC Builders all of the Assets, held by HC Builders, and (ii) HC Sales agrees to sell, convey, grant. assign and transfer to Sales Buyer and Sales Buyer agrees to purchase and acquire from HC Sales all of the Assets held by HC Sales. The term "ASSETS" will mean:

                  A. All assets disclosed on the Closing Balance Sheet, except for the Real Property Assets (as defined in the Real Property Agreement);

                  B. Any cash, cash equivalents, current assets, accounts receivable and notes receivable;

                  C. All prepaid expenses, a list and description of which is set forth on SCHEDULE 1.2;

                  D. All equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles, and other personal property owned or leased by Sellers, as listed and described on
         SCHEDULE 1.2;

                  E. All rights and benefits in all (1) processes, know-how, technical data, and other trade secrets; (2) sales forms and promotional and advertising materials; (3) copyrights, patents, trademarks, and applications, registrations, and renewals with respect thereto; (4) customer, supplier and contractor lists, (5) software licensing and equipment rental agreements associated with computers or data processing, and (6) goodwill associated therewith. Additionally, Greg Hancock and Sellers hereby grant to Buyers an exclusive license to use the names "Hancock Homes" and "Hancock Communities," and all variations of or derivations from such names and any and all logos used in connection therewith for a period of six years from the date of the Closing. The foregoing is hereinafter referred to as the "INTELLECTUAL PROPERTY";

                  F. All of the books, instruments, papers, and records of whatever nature and wherever located, whether in written form or another storage medium, including without limitation (1) accounting and financial records; (2) property records and reports; (3) environmental records and reports; (4) personnel and labor relations records; and (5) property, sales, or transfer tax records and returns; PROVIDED, HOWEVER, that such books, instruments, papers, and records shall exclude any documents relating exclusively to the Excluded Assets;

                  G. To the extent transferable, all the right, title, and interest in all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, subdivision maps, plans, entitlements, and waivers acquired, being acquired, applied for, or used, and all agreements with, and any waivers, licenses, permits, and approvals from or to any governmental or quasi-governmental agency, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, all as related to the Assets, a list and description of which is set forth on
         SCHEDULE 1.2; and

                  H. All rights and benefits in, to and under all vendor, supplier and equipment lessor agreements concerning any supplies, services, equipment and furniture utilized for office purposes.

         1.3 Purchase Price. The purchase price to be paid by Buyers for the Assets will be as provided in Section 2.5 of the Master Agreement.

         1.4 Closing. Articles VII and VIII of the Master Agreement is incorporated herein by reference as applicable.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYERS

         2.1 Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

         3.1 Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         4.1 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Sellers agree that they, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Parent, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Parent, for the purpose of assigning, transferring, granting, conveying, and confirming to Buyers, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Parent or Buyers, Sellers further agree to prosecute or otherwise enforce in its name for the benefit of Parent or Buyers, any claims, rights, or benefits that are transferred to Buyers by this Agreement and that require prosecution or enforcement in its name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyers' expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Sellers. After the Closing and for a period of 6 months, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues which may arise in the transition of the Hancock Communities Business.

                                    ARTICLE V
                               GENERAL PROVISIONS

         5.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

                  If to Buyers:           Meritage Corporation
                                          6613 North Scottsdale Road,
                                          Suite 200
                                          Scottsdale, Arizona 85250
                                          Phone: (602) 998-8700
                                          FAX:  (602) 998-9162
                                          Attn: Chief Financial Officer

                  With a copy to:         Snell & Wilmer L.L.P.
                                          One Arizona Center
                                          Phoenix, Arizona 85004-0001
                                          Phone: (602) 382-6252
                                          FAX:  (602) 382-6070
                                          Attn: Steven D. Pidgeon, Esq.

                  If to Sellers           American West Homes, Incorporated
                                          250 Pilot Road, Suite 140
                                          Las Vegas, Nevada  89119
                                          Attn:  Chief Financial Officer

                                          Hancock Communities, L.L.C.
                                          4369 N. 66th Street
                                          Scottsdale, Arizona  85251
                                          Attn: Greg Hancock


                  With a copy to:         The Lubbers Law Group
                                          2500 W. Sahara Avenue, Suite 206
                                          Las Vegas, Nevada  89102
                                          Phone: (702) 257-7575
                                          FAX:  (702) 257-7572
                                          Attn: Ed Lubbers, Esq.

                                          Titus, Brueckner & Berry, P.C.
                                          7373 N. Scottsdale Road, Suite B252
                                          Scottsdale, Arizona  85253
                                          Phone: (480) 483-9600
                                          FAX:  (480) 483-3215
                                          Attn: Jon A. Titus, Esq.

         5.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         5.3 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules.

         5.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyers may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Buyers or their successor of their primary liability for all obligations of Buyers hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyers may be merged or consolidated or to which Buyers transfer all or substantially all of their assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyers hereunder. Any assignment in violation of the provisions of this Agreement shall be null and void.

         5.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         5.6 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

         5.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         5.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         5.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         5.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         5.11     Binding Effect. Subject to the provisions and restrictions of
Section 5.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         5.12 Construction. References in this Agreement to "Sections", "Articles", "Exhibits", and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         5.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Phoenix, Arizona time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         5.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         5.15 Entire Agreement. This Agreement, the Real Property Agreement, the Master Agreement and the Indemnification Agreement and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "AGREEMENTS") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         5.16 Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of EXHIBIT I to the Master Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                                              MERITAGE CORPORATION,
                                              a Maryland corporation


                                              __________________________________
                                              By:
                                              Its:


                                              HANCOCK-MTH BUILDERS, INC,
                                              an Arizona corporation


                                              __________________________________
                                              By:
                                              Its:


                                              HANCOCK-MTH COMMUNITIES, INC,
                                              an Arizona corporation


                                              __________________________________
                                              By:
                                              Its:



                       [SIGNATURE PAGE TO ASSET AGREEMENT]

                                            HC BUILDERS, INC.,
                                            an Arizona corporation


                                            ____________________________________
                                            By:
                                            Its:


                                            HANCOCK COMMUNITIES, L.L.C.,
                                            an Arizona limited liability company


                                            ____________________________________
                                            By:
                                            Its:







                       [SIGNATURE PAGE TO ASSET AGREEMENT]

EXHIBIT K




                 AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY

                                  BY AND AMONG

                              MERITAGE CORPORATION,

                           HANCOCK-MTH BUILDERS, INC.,

                                       AND

                                HC BUILDERS, INC.


                                Dated May 7, 2001

                 AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY


         This AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY (the "AGREEMENT") is made as of May 7, 2001, by and among MERITAGE CORPORATION, a Maryland corporation ("MERITAGE or PARENT"); HANCOCK-MTH BUILDERS, INC., an Arizona corporation ("BUILDER BUYER" or "BUYER"); and HC BUILDERS, INC., an Arizona corporation ("HC BUILDERS" or "SELLER").

                                    RECITALS

         1. Pursuant to this Agreement, Buyer will acquire all or substantially all of the real property assets of the Hancock Communities Business.

         2. Although not a condition to Closing, Parent and Buyer anticipate financing the acquisition of the real property assets of the Hancock Communities Business using the proceeds of a new bridge financing or the sale of notes pursuant to Rule 144A under the Securities Act of 1933.

         3. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("MASTER AGREEMENT"), Agreement of Purchase and Sale of Assets ("ASSET AGREEMENT"), and Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed to them in the Master Agreement.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:


                                    ARTICLE I
                       PURCHASE AND SALE OF REAL PROPERTY

         1.1 Agreement. This Agreement, together with the Master Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Seller to sell and Buyer to purchase certain real property assets of the Hancock Communities Business.

         1.2 Real Property Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained herein and in the Master Agreement, at the Closing, HC Builders agrees to sell, convey, grant, assign, and transfer to Builder Buyer and Builder Buyer agrees to purchase and acquire from HC Builders all of the Real Property Assets. The "REAL PROPERTY ASSETS" will include, but are not limited to the following:

                  A. All real property assets, whether or not disclosed on the Closing Balance Sheet, including all (1) land and buildings, fixtures, and improvements located thereon or attached thereto; (2) lots under development and finished lots, and all houses under


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
         development, completed homes, and model homes; (3) all land under lease, contract or option; and (4) easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting, and all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to, the items described in Clauses (1), (2) and (3) (collectively, the "REAL PROPERTY"). SCHEDULE 5.2 as referenced in
         Section 5.2 sets forth the Reports or a listing of the Reports in respect of the Real Property;

                  B. All rights and benefits in, to and under all (1) leases, purchase contracts, and option agreements for the purchase of lots or land for development and related escrow instructions and deposits; (2) sale agreements or other contracts and related escrow instructions and escrow deposits relating to the sale of lots, homes or other aspects of the Real Property; (3) contracts with suppliers, materialmen, contractors, subcontractors and others furnishing any work or materials to or for any of the Real Property; (4) reimbursement and indemnity agreements pertaining to or of any improvement, performance, payment, maintenance, fidelity, lien release, or other bonds, undertakings or similar sureties; (5) contracts with architects, designers, engineers, planners, environmental consultants, surveyors, and other consultants; (6) commission, listing and brokerage agreements; (7) office leases; (8) management service and construction supervisor contracts or agreements; and (9) model home furniture, fixtures and equipment leases and any model home lease or sale agreements (collectively, the "ACQUIRED CONTRACTS"). SCHEDULE 1.2 sets forth a listing of the Acquired Contracts;

                  C. All rights and benefits in all (1) architectural, building, and engineering designs, drawings, specifications, and plans;
         (2) all proprietary information or rights including any and all plans, and other project related information of prior and currently active real estate projects; (3) copyrights, patents, trademarks, and applications, registrations, and renewals with respect thereto; and (4) goodwill associated therewith. The names "Hancock Homes" and "Hancock Communities" shall be subject to the license provisions set forth in
         Section 1.2E of the Asset Agreement. The foregoing is hereinafter referred to as the "INTELLECTUAL PROPERTY";

                  D. To the extent transferable, all the right, title, and interest in all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, subdivision maps, plans, entitlements, and waivers acquired, being acquired, applied for, or used, and all agreements with, and any waivers, licenses, permits, and approvals from or to any governmental or quasi-governmental agency, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, all as related to the Real Property, a list and description of which is set forth on SCHEDULE 1.2; and

                  E. All rights and benefits under any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party warranties, guarantees, and service or replacement programs relating to Assumed Construction Claims.

         1.3 Purchase Price. The purchase price to be paid by Buyer for the Real Property Assets will be as provided in Section 2.5 of the Master Agreement.


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
         1.4 Closing. Articles VII and VIII of the Master Agreement are incorporated herein by reference as applicable; provided, that all references to "Buyers" therein will be read as the Buyer named in this Agreement.


                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         2.1 Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference; provided that all references to "Buyers" will be read as the Buyer named in this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         3.1 Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference; provided that all references to "Buyers" will be read as the Buyer named in this Agreement.


                                   ARTICLE IV
                      CONDUCT OF SELLER PENDING THE CLOSING

         Section 5.1 of the Master Agreement is incorporated herein by reference as applicable; provided that all references to "Buyers" will be read as the Buyer named in this Agreement. In addition, Seller hereby covenants and agrees that from the date hereof to the Closing Date:

         4.1 Additional Real Property. If Seller or Hancock Communities, L.L.C. acquires or enters into any options or other agreements to acquire any Real Property not listed or described on SCHEDULE 1.2 ("ADDITIONAL REAL PROPERTY"), regardless of whether in the ordinary course of business, Seller promptly shall give Parent and Buyer notice thereof accompanied by copies of all legal descriptions, options, contracts, agreements, leases, entitlements, permits, soil and environmental reports, title policies or reports, and other information obtained by or in Seller's possession or control relating to the Additional Real Property. Seller shall cooperate with Parent and Buyer to enable Parent or Buyer to evaluate, inspect and examine the Additional Real Property, including without limitation as follows:

                  A. Environmental Assessment. If Seller has not obtained or furnished to Parent and Buyer a current environmental report of the Additional Real Property reasonably satisfactory to Parent and Buyer, Seller at no cost to Parent or Buyer will engage a consultant selected by Seller to perform Phase I environment site assessments with respect to the Additional Real Property prior to the Closing. Upon its availability, Parent or Buyer will deliver the final report of such assessments to Seller. If any such assessment recommends the performance of additional investigation (including, without limitation, Phase II environmental site assessments), such additional investigation shall, if requested by Parent or Buyer, be undertaken promptly and delivered to each of Seller, Parent and Buyer. If Seller does not do so, Parent or Buyer may, but shall not be


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
         obligated to, undertake on behalf of Seller the environmental assessments and investigations required of Seller pursuant to this Section. The cost of the environmental assessments (other than Phase I) shall be paid by Buyer.

                  B. Preliminary Title Report; Survey. Seller will deliver to Parent and Buyer, at no cost to Parent or Buyer, and will attach to
         SCHEDULE 1.2, a current preliminary title report (the "REPORT") of the Additional Real Property prepared by Escrow Agent. The Report will show the status of title to the Additional Real Property as of the date of the Report and will be accompanied by legible copies of all documents referred to in the Report. If any of the Additional Real Property is unsubdivided, Seller at no cost to Parent or Buyer also will deliver to Parent and Buyer, and will attach to SCHEDULE 1.2, a current survey acceptable to Title Company (the "SURVEY") of the unsubdivided Real Property prepared by a duly licensed civil engineer. The Survey will be an ALTA survey and will (a) show all easements, encroachments (both onto such Additional Real Property and onto such property contiguous to such Additional Real Property), the location of any improvements, and other matters affecting such Additional Real Property, (b) specify the gross and net square footage of such Additional Real Property, (c) be certified to be accurate, complete and correct to Seller, Parent, Buyer and Title Company, and (d) include the legal description of such Additional Real Property.

                  C. Inspection. Parent or Buyer may enter the Additional Real Property with Parent's or Buyer's representatives, consultants, contractors, and agents to examine the Additional Real Property and to conduct soil tests, environmental studies, engineering feasibility studies and other tests and studies, and otherwise evaluate, inspect and examine the Additional Real Property. Parent and Buyer, jointly and severally, will indemnify and defend Seller and its officers, directors, members, managers, employees, representatives, and agents, from all claims and liabilities, or mechanics' or materialmens' liens, which may be asserted against Seller, or any of the foregoing, as a result of, or in connection with, any inspection or examination of the Additional Real Property made by Parent, Buyer or their representatives.

Upon consent by Parent given to Seller, but not otherwise, approving the Additional Real Property, such approval not to be unreasonably withheld if the evaluation, inspection and examination pursuant to the foregoing provisions of this Section 4.1 are reasonably satisfactory to Parent or, with respect to matters which are not reasonably satisfactory, such matters are cured or resolved by Seller to the reasonable satisfaction of Parent, the Additional Real Property will become part of the Real Property for all purposes of this Agreement.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Escrow. An escrow for the Real Property portion of this transaction (the "ESCROW") shall be established with First American Title Insurance Company (the "ESCROW AGENT" or "TITLE COMPANY"), 6720 N. Scottsdale Road, Suite 200, Scottsdale, AZ. Executed copies of this Agreement and the Master Agreement will be delivered to Escrow Agent within twenty-four (24) hours of the execution of this Agreement by Seller and Buyer. The date that the executed copies of this Agreement and Master Agreement are delivered to Escrow Agent is


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referred to in this Agreement as the "OPENING DATE." This Agreement and the provisions of the Master Agreement referenced herein constitute escrow instructions to Escrow Agent. If Escrow Agent requires the execution of its standard form printed escrow instructions, Seller and Buyer agree to execute those instructions; HOWEVER, those instructions will be construed as applying only to Escrow Agent's engagement. If there are conflicts between the terms of this Agreement or the Master Agreement and the terms of the printed escrow instructions, the terms of this Agreement or the Master Agreement will control.

         5.2      Title Matters.

                  A. Title Report. SCHEDULE 5.2 sets forth the current preliminary title reports or a list thereof (individually, a "REPORT", or collectively, the "REPORTS") prepared by Escrow Agent for the status of title to each parcel or parcels of Real Property. Also listed on
         SCHEDULE 5.2 is each survey (the "SURVEY") of any unsubdivided Real Property which is acceptable to the Title Company for the issuance of the extended coverage Title Policy for such unsubdivided Real Property in accordance with Section 5.2D of this Agreement.

                  B. Title Supplements. If, prior to Closing, Escrow Agent issues a supplemental title report showing additional exceptions to title, other than exceptions arising due to acts or omissions of Parent or Buyer or as set forth on any prior Report (a "TITLE REPORT SUPPLEMENT"), Parent shall have 10 days (a "SUPPLEMENTAL TITLE REVIEW PERIOD") from the date of receipt of the Title Report Supplement and a copy of each document referred to in the Title Report Supplement in which to give notice of dissatisfaction as to any additional exceptions to Seller. If Parent is dissatisfied with any additional exceptions shown in the Title Report Supplement, then Parent may either (i) terminate this Agreement, the Asset Agreement and the Master Agreement, or (ii) accept title subject to such additional exceptions. If Parent has not notified Seller of its election prior to the close of business on the 10th day following Parent's receipt of the Title Report Supplement, Parent and Buyer will be deemed to have accepted title subject to such additional exceptions. Upon any termination by Parent, the Deposit will be immediately returned to Parent and this Agreement, the Asset Agreement and the Master Agreement will be terminated.

                  C. Approved Title Exceptions. Except as otherwise indicated by Parent or Buyer on SCHEDULE 5.2 (the "DISAPPROVED TITLE EXCEPTIONS"), the exceptions to title disclosed by Schedule B in each Report, and in any Title Report Supplement accepted by Parent pursuant to Section 5.2B, are referred to in this Agreement as the "APPROVED TITLE EXCEPTIONS." In any event the Disapproved Title Exceptions will include all monetary liens or encumbrances (other than liens for year 2001 property taxes, existing improvement district liens, or specific assessments not due and payable when the Closing occurs). If, prior to Closing, any of the Disapproved Title Exceptions are not cured by Seller to the reasonable satisfaction of Parent, then Parent may either
         (i) terminate this Agreement, the Asset Agreement and the Master Agreement, or (ii) accept title subject to the Disapproved Title Exceptions. If Parent has not notified Seller of its election prior to the Closing, Parent and Buyer will be deemed to have accepted title subject to the Disapproved Title Exceptions. Upon any termination by Parent pursuant to this


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         paragraph, the Deposit will be immediately returned to Parent and this
         Agreement, the Asset Agreement and the Master Agreement will be terminated.

                  D. Title Policy. At Closing, Sellers shall cause the Title Company to provide Parent and Buyer with a standard coverage owner's title policy (a "TITLE POLICY") for the subdivided Real Property, and with an extended coverage owner's title insurance policy (also a "TITLE POLICY") for any unsubdivided Real Property, issued by the Title Company effective as of the Closing, naming Buyer as insured in the amount of that portion of the Purchase Price allocated to the Real Property, insuring that the estate or interest described by Schedule A, Part II, of each Report (or of each Title Report Supplement acceptable to Parent) to the Real Property is vested in Buyer, subject only to the usual printed exceptions contained in such an title insurance policy issued by the Title Company, to the Approved Title Exceptions, and to any other matters approved in writing by Parent. Seller will pay the premium of a standard form title policy. Parent and Buyer will be responsible for the difference in premium between the standard policy and the extended coverage policy as well as the premium relating to any special endorsements. The Title Policy shall include such endorsements issued by the Title Company as Parent may reasonably require, including without limitation a patent endorsement, access endorsement, surface water right endorsement and successor interest endorsement, the cost of which endorsements shall be borne by Seller. Seller, at its expense, shall use reasonable good faith efforts to satisfy all of the Title Company's customary requirements for the issuance of such Title Policy and endorsements, other than those, if any, within Buyer's control.

         5.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Seller agrees that they, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Parent, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Parent, for the purpose of conveying, assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Parent or Buyer, Seller further agrees to prosecute or otherwise enforce in its name for the benefit of Parent or Buyer, any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in its name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller. After the Closing and for a period of 6 months, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues which may arise in the transition of the Hancock Communities Business.


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                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

                  If to Buyer:             Meritage Corporation
                                           6613 North Scottsdale Road,
                                           Suite 200
                                           Scottsdale, Arizona 85250
                                           Phone: (602) 998-8700
                                           FAX:  (602) 998-9162
                                           Attn: Chief Financial Officer

                  With a copy to:          Snell & Wilmer L.L.P.
                                           One Arizona Center
                                           Phoenix, Arizona 85004-0001
                                           Phone: (602) 382-6252
                                           FAX:  (602) 382-6070
                                           Attn: Steven D. Pidgeon, Esq.

                  If to Seller             American West Homes, Incorporated
                                           250 Pilot Road, Suite 140
                                           Las Vegas, Nevada  89119
                                           Attn:  Chief Financial Officer

                                           Hancock Communities, L.L.C.
                                           4369 N. 66th Street
                                           Scottsdale, Arizona  85251
                                           Attn: Greg Hancock


                  With a copy to:          The Lubbers Law Group
                                           2500 W. Sahara Avenue, Suite 206
                                           Las Vegas, Nevada  89102
                                           Phone: (702) 257-7575
                                           FAX:  (702) 257-7572
                                           Attn: Ed Lubbers, Esq.

                                           Titus, Brueckner & Berry, P.C.
                                           7373 N. Scottsdale Road, Suite B252
                                           Scottsdale, Arizona  85253
                                           Phone: (480) 483-9600


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                                           FAX:  (480) 483-3215
                                           Attn: Jon A. Titus, Esq.

         6.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         6.3 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules.

         6.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Buyer or its successor of its primary liability for all obligations of Buyer hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder. Any assignment in violation of the provisions of this Agreement shall be null and void.

         6.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         6.6 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

         6.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         6.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


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
         6.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         6.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         6.11     Binding Effect. Subject to the provisions and restrictions of
Section 6.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         6.12 Construction. References in this Agreement to "Sections", "Articles", "Exhibits", and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         6.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Phoenix, Arizona time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         6.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         6.15 Entire Agreement. This Agreement, the Asset Agreement, the Master Agreement and the Indemnification Agreement and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "AGREEMENTS") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         6.16 Arbitration. Any disputes arising hereunder will be resolved pursuant to the dispute resolution provisions of EXHIBIT I to the Master Agreement.


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
         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                                            MERITAGE CORPORATION,
                                            a Maryland corporation


                                            ____________________________________
                                            By:
                                            Its:


                                            HANCOCK-MTH BUILDERS, INC,
                                            an Arizona corporation


                                            ____________________________________
                                            By:
                                            Its:


                                            HC BUILDERS, INC.,
                                            an Arizona corporation


                                            ____________________________________
                                            By:
                                            Its:


                   [SIGNATURE PAGE TO REAL PROPERTY AGREEMENT]


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
EXHIBIT L


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


DATE:                 ________________, 2001


ASSIGNOR:             _________________________________________________________,
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________


ASSIGNEE:             _________________________________________________________,
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________


                                    RECITALS:

         A.       Assignor, as optionee, and _________________________________, as optionor ("Optionor") are parties to that certain _________________________________ Agreement, dated ____________, ______, a
Memorandum of which is recorded at ____________, Official Records of Maricopa County, Arizona (collectively, the "Option Agreement"), concerning among other things Assignor's option to purchase certain real property described on Exhibit "A" attached hereto and made a part hereof (the "Property").

B. Assignor desires to assign all of its right, title and interest in, to and under the Option Agreement and the Property to Assignee, and Assignee desires to acquire the same and to assume the remaining obligations thereunder, in accordance with the terms and conditions of this Assignment and Assumption Agreement (the "Assignment").

                                   COVENANTS:

         FOR VALUABLE CONSIDERATION, it is agreed as follows:

         1. Assignment. Effective as of _______________, 2000 (the "Effective Date"), Assignor hereby assigns and conveys to Assignee, subject to the other terms and conditions of this Assignment, all of Assignor's right, title and interest in, to and under the Option Agreement and the Property [and Assignor's rights under the Assignment and subordination of Option Agreement, if applicable].

         2. Assumption. Assignee hereby assumes and agrees to be bound by all of Assignor's obligations under the Option Agreement, subject to the terms and conditions of this Assignment, arising after the Effective Date.

         3. Consent of Optionor. The validity and enforceability of this Assignment is contingent upon the execution by Optionor, on or before the Effective Date, of the Consent of Optionor attached hereto and made a part hereof.

         4. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee, as of the Effective Date, as follows:

                  (a) The copy of the Option Agreement attached to this Assignment is a true and complete copy of the only agreement between Assignor and Optionor pertaining to the Property.

                  (b) Assignor is the holder of the entire Optionee's right, title and interest under the Option Agreement ("Optionee's Interest"), and Optionee's Interest has not been and will not be assigned, encumbered, pledged or otherwise transferred in any manner whatsoever, nor be subject to the interest of any third person or entity, except to Assignee pursuant to this Assignment [and rights of any financing institution pursuant to an Assignment and subordination of Option Agreement or similar documents].

                  (c) To the actual knowledge of Assignor (and with no duty of Assignor to investigate or make inquiries), neither Optionor nor Assignor is in default under the Option Agreement nor has any event occurred which would result in a default by Optionor or Assignor under the Agreement, nor has any notice of default under the Option Agreement been given by Optionor or Assignor to the other.

         5. Further Instruments and Documents. Each party hereto shall, promptly upon the request of the other party, or Optionor, acknowledge and deliver to the other party or Optionor, any and all further instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Assignment or to satisfy Optionor's requirements in connection with this Assignment.

         6. Recordation. In lieu of recording this Assignment in any public records, a Memorandum of Assignment in substantially the same form attached hereto shall be executed before a notary public by Assignor and Assignee, and recorded on the Effective Date in the Official Records of Maricopa County, Arizona.

         7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above set forth.

ASSIGNOR:                                 ASSIGNEE:

______________________________________    ______________________________________
______________________________________    ______________________________________

By____________________________________    By____________________________________
Name__________________________________    Name__________________________________
Title_________________________________    Title_________________________________



                               CONSENT OF OPTIONOR

         Pursuant to the Option Agreement described in the foregoing Assignment and Assumption of Agreement (the "Assignment"), the undersigned Optionor hereby consents to the Assignment and, in consideration of Ten Dollars and other valuable consideration, receipt of which is hereby acknowledged by Optionor, agrees to the following additional representations, warranties and covenants:

         1. Optionor represents and warrants to Assignor and to Assignee, as of the Effective Date of the foregoing Assignment, as follows:

                  (a) The copy of the Option Agreement attached to this Assignment is a true and complete copy of the only agreement between Assignor and Optionor pertaining to the Property.

                  (b) Optionor is the holder of the entire Optionor's right, title and interest under the Option Agreement.

                  (c) To the actual knowledge of Optionor (and with no duty of Optionor to investigate or make inquiries), neither Optionor nor Assignor is in default under the Option Agreement nor has any event occurred which would result in a default by Optionor or Assignor under the Agreement, nor has any notice of default under the Agreement been given by Optionor or Assignor to the other.

         2. Optionor hereby releases Assignor from all liability and obligations under the Option Agreement arising after the Effective Date.

         3. From and after the Effective Date of the foregoing Assignment, notices to Assignor under the Option Agreement shall be given to Assignee at its address set forth on the first page of the foregoing Assignment.

         4. Any capitalized terms which are not defined in this Consent of Optionor shall have the same meaning as set forth in the foregoing Assignment.

This Consent of Optionor is dated as of the Effective Date of the foregoing Assignment.

                                          OPTIONOR:

                                          ______________________________________
                                          ______________________________________

                                          By____________________________________
                                          Name__________________________________
                                          Title_________________________________